UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BARNES & NOBLE EDUCATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2026 Proxy Statement

180 Park Avenue, Suite 301
Florham Park, NJ 07932
August 12, 2026
Dear Stockholder:
Barnes & Noble Education, Inc., a Delaware corporation (the “Company”), cordially invites you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on September 24, 2026, by live online webcast only. There will be no physical location for the Annual Meeting.
You will be able to attend the Annual Meeting, vote, and submit your questions during the Annual Meeting via live online webcast by visiting www.virtualshareholdermeeting.com/BNED2026. You must have your sixteen-digit control number that is shown on your proxy card or Notice of Internet Availability of Proxy Materials. You will not be able to attend the meeting in person.
Information about the Annual Meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and the Proxy Statement. Proxies are being solicited on behalf of the Board of Directors of the Company.
Your vote is extremely important no matter how many shares you own. You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions outlined in this Proxy Statement and in the Notice of Internet Availability or (b) if you requested to receive printed Proxy materials, by mailing an executed proxy card. Please review the instructions on each of your voting options described in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials that you received in the mail.
The Board of Directors unanimously recommends that you vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the approval of an amendment to the Company’s Amended and Restated Equity Incentive Plan to increase the number of shares authorized to be issued under the Plan, (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, (iv) FOR the ratification of the appointment of BDO USA, P.C. as the independent registered public accountants for the Company’s fiscal year ending May 1, 2027, and (v) FOR the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 24, 2026: The Proxy Statement, Proxy Card and the Company’s 2026 Annual Report to Stockholders are available online at https://investor.bned.com/investor-relations/filings/annual-reports-and-proxies/default.aspx.

Sincerely,
/s/ William C. Martin

William C. Martin
Chairman of the Board of Directors

180 Park Avenue, Suite 301
Florham Park, New Jersey 07932
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 24, 2026
Barnes & Noble Education, Inc., a Delaware corporation (“we,” “us,” “our,” “BNED” or the “Company”), will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m., Eastern Time, on September 24, 2026, by live online webcast that will be available via www.virtualshareholdermeeting.com/BNED2026 for the following purposes:
1.
To elect six directors to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal;

2.	To approve an amendment to the Company’s Amended and Restated Equity Incentive Plan to increase the number of shares authorized to be issued under the Plan;
3.	To vote on an advisory (non-binding) basis to approve executive compensation for named executive officers;
4.	To ratify the appointment of BDO USA, P.C. as the independent registered public accountants for the Company’s fiscal year ending May 1, 2027; and
5.
To approve the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals.

NOTE: To transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.
Only holders of record of Common Stock of the Company as of the close of business on July 30, 2026 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. There will be no physical meeting location, and the meeting will only be conducted by live online webcast, i.e., as a “Virtual Meeting.” Please refer to the instructions in the accompanying Proxy Statement for how to register to attend the Virtual Meeting.
The Board of Directors unanimously recommends that you vote FOR each of the five proposals outlined above and as more fully described in the Proxy Statement.
The Board of Directors urges you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions outlined in this Proxy Statement and in the Notice of Internet Availability or (b) if you requested to receive printed Proxy materials, by mailing an executed proxy card.

Sincerely,

Christopher Neumann
Executive Vice President, General Counsel and Corporate Secretary

Florham Park, New Jersey
August 12, 2026

i

ii

PROXY STATEMENT SUMMARY
The following summary highlights information relating to the 2026 annual meeting of stockholders (the “Annual Meeting”) and executive compensation and corporate governance matters. Additional information is included in this Proxy Statement.
2026 Annual Meeting of Stockholders for Barnes & Noble Education, Inc.

General Information
Date and Time	September 24, 2026, at 10:00 a.m. (Eastern Time)
Place	Live online webcast that is available via www.virtualshareholdermeeting.com/BNED2026
Record Date	July 30, 2026
Voting Matters and Recommendations
Voting Matter	Board of Directors Recommendations
Election of six directors	FOR ALL NOMINEES
Approval of an amendment to the Company’s Amended and Restated Equity Incentive Plan to increase the number of shares authorized to be issued under the Plan;	FOR
Vote on an advisory (non-binding) basis to approve executive compensation for named executive officers	FOR
Ratification of BDO USA, P.C. as the independent registered public accountants for the Company’s fiscal year ending May 1, 2027	FOR

Adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this Proxy Statement
FOR

The Board of Directors and management believe that good corporate governance promotes accountability to stockholders, enhances investor confidence in the Company and supports long-term value creation. The Company has implemented and fostered a culture of good corporate governance, which includes the following:

Governance Highlights
✔ We elect all directors annually

✔
None of our director nominees serve on an excessive number of public company boards

✔
The Board of Directors follows Corporate Governance Guidelines

✔
Each committee of our Board of Directors has a published charter that is reviewed and discussed at least annually

✔
We have adopted a Corporate Social Responsibility Policy

✔
Our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are 100% comprised of independent directors

✔
Independent directors and Board of Director committees meet regularly and frequently without management present

✔
Our Corporate Governance and Nominating Committee oversees our Board of Directors’ annual self-evaluation

✔
The roles of Chairman of the Board and Chief Executive Officer are separated

The Board of Directors and management seek to align the executive compensation program with the Company’s business strategy to attract, retain, and engage the talent we need to compete in our industry, and to align management with stockholders’ interests. The table below highlights key aspects of our executive compensation program.

Executive Compensation Highlights
✔
Tie a majority of executive officer pay to performance-based cash and equity incentives;

✔
All equity awards granted to named executive officers included performance-based criteria for vesting, in addition to a three-year vesting period

✔
Directors are subject to stock ownership targets and retention guidelines

✔
Incentive awards granted are subject to clawback and/or recoupment policies under the Equity Incentive Plan and Compensation Recovery Policy

✔
Long-term incentives comprise a significant portion of target compensation for executive officers

✔
The Company does not provide for any tax gross-ups on perquisites or other benefits

✔
Named executive officers are only entitled to limited perquisites

✔
All employees are prohibited from hedging, and directors, executive officers, and other members of senior management may not pledge our stock without the approval of the Audit Committee

✔
The Equity Incentive Plan prohibits the repricing of awards without stockholder approval

✔
Equity Incentive Plan design aligns pay with performance.

BARNES & NOBLE EDUCATION, INC.
180 Park Avenue, Suite 301
Florham Park, New Jersey 07932
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 24, 2026

INTRODUCTION
This Proxy Statement, and a proxy card for stockholders who request to receive printed proxy materials, are being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Barnes & Noble Education, Inc., a Delaware corporation (“we,” “us,” “our,” “BNED” or the “Company”), of proxies for use at its annual meeting of stockholders to be held on September 24, 2026 (the “Annual Meeting”), and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
The Board of Directors unanimously recommends that you vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the approval of an amendment to the Company’s Amended and Restated Equity Incentive Plan to increase the number of shares authorized to be issued under the Plan, (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, (iv) FOR the ratification of the appointment of BDO USA, P.C. as the independent registered public accountants for the Company’s fiscal year ending May 1, 2027, and (v) FOR the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this Proxy Statement.
Stockholders Entitled to Vote
Only holders of record of the Company’s Common Stock, as of the close of business on July 30, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 34,664,980 shares of Common Stock were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Annual Meeting.
Pursuant to rules adopted by the SEC, we have elected to deliver a Notice of Internet Availability of Proxy Materials to you and make the proxy materials available via the Internet at https://investor.bned.com/investor-relations/filings/annual-reports-and-proxies/default.aspx. The notice provides instructions for accessing this Proxy Statement and our Fiscal 2026 Annual Report. The notice also explains how stockholders may request printed proxy materials for the Annual Meeting. The Notice of Internet Availability of Proxy Materials is being distributed to stockholders entitled to vote at the meeting on or about August 12, 2026.
How to Vote
Your vote is very important to the Board of Directors no matter how many shares of our Common Stock you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible.
If You Are a Registered Holder of Common Stock
If you are a registered holder of Common Stock, you may vote your shares either by voting by proxy in advance of the Annual Meeting or by voting online during the Annual Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf.
We urge you to vote in advance of the Annual Meeting (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the approval of an amendment to the Company’s Amended and Restated Equity Incentive Plan to increase the number of shares authorized to be issued under the Plan, (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, (iv) FOR the ratification of the appointment of BDO USA, P.C. as the independent registered public accountants for the Company’s fiscal year ending May 1, 2027, and (v) FOR the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this Proxy Statement.
If you submit a proxy by telephone or the Internet, or request to receive printed proxy materials and submit your executed proxy card, your shares will be voted in accordance with your instructions; however, if you do not indicate how your shares are to be voted on a properly executed proxy card or when submitting a proxy by telephone or the Internet, then your shares will be voted in accordance with the Board of Directors’ recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.
Whether or not you plan to attend the Annual Meeting, we urge you to promptly submit a proxy: (a) by telephone or the Internet following the instructions outlined in this Proxy Statement and in the Notice of Internet Availability, or (b) if you requested to receive printed proxy materials, by mailing an executed proxy card. If you later decide to attend the Annual Meeting via the online webcast and vote, that vote will automatically revoke any previously submitted proxy.
If You Hold Your Shares in “Street Name”
If you hold your shares in “street name,” i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is the stockholder of record for purposes of voting and is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” or “non-routine” items, which include all matters on the agenda other than the ratification of the appointment of the independent registered public accountants. A “broker non-vote” occurs when a custodian does not vote on a particular proposal because it has not received voting instructions from the applicable beneficial owner and does not have discretionary voting power on the matter in question pursuant to New York Stock Exchange (“NYSE”) rules or chooses not to exercise discretionary voting power in accordance with its internal policies. Accordingly, we urge you to promptly give instructions to your custodian to vote FOR all items on the agenda by using the voting instruction card provided to you by your custodian. If you intend to vote your shares held in street name online during the Annual Meeting, please contact your custodian in advance of the Annual Meeting to ensure access and the ability to vote.
Voting in the Annual Meeting Webcast
If you plan to attend the Annual Meeting via the online webcast and wish to vote, you will have access to an electronic ballot on the Annual Meeting virtual webcast site. You may vote at the Annual Meeting by clicking on the ‘Stockholder Ballot’ link on the Annual Meeting Webcast site, completing the electronic ballot and clicking ‘Sign and Submit’ to send your completed ballot directly to the Inspector of Election before the polls are closed at the Annual Meeting.
Quorum and Votes Required
Quorum
The presence virtually or by proxy at the Annual Meeting of the holders of shares of Common Stock of the Company having a majority of the voting power of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be included in determining whether a quorum is present.
Votes Required and Treatment of Abstentions and Broker Non-Votes
Directors shall be elected by the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present virtually or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees.
Approval of an amendment to the Company’s Amended and Restated Equity Incentive Plan to increase the number of shares authorized to be issued under the Plan requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be included in the votes cast on this proposal and will not have a positive or negative effect on the outcome of this proposal.
With respect to the proposal regarding the approval, on an advisory basis, of the compensation of the Company’s named executive officers, the Company will consider the affirmative vote of a majority of the votes cast on the proposal as approval of the compensation of the Company’s named executive officers (“NEOs”). Abstentions and broker non-votes will not be included in the votes cast on this proposal and will not have a positive or negative effect on the outcome of this proposal.

Ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accountants requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions will not be included in the votes cast and, as such, will have no effect on the outcome of this proposal. Your custodian will have discretionary authority to vote on the proposal absent voting instructions.
Approval of the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this Proxy Statement requires the affirmative vote of a majority of shares present virtually or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” the proposal, and broker non-votes will not have a positive or negative effect on the outcome of this proposal.
Attendance at the Annual Meeting
Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the Record Date and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location. To attend the virtual meeting, you must have your sixteen-digit control number that is shown on your proxy card or Notice of Internet Availability of Proxy Materials.
If you have any questions or encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the 2026 Annual Meeting website log-in page. You may log in 15 minutes before the start of the meeting. Stockholders are encouraged to log into the online webcast 15 minutes before the start of the meeting to provide time to test their Internet connectivity and download the required software, if needed.
Even if you wish to attend the virtual meeting, we urge you to submit a proxy prior to the meeting via the Internet or by telephone, or, if you requested to receive printed proxy materials, by mailing an executed proxy card. If you choose to vote at the meeting, it will revoke any previously submitted proxy. If you hold your shares in street name and wish to vote during the meeting, please contact your custodian in advance of the Annual Meeting to ensure access and the ability to vote.
How to Revoke Your Proxy
Your proxy is revocable. If you want to change your vote, you may revoke your proxy by: (i) submitting a new proxy with a later date via the Internet or telephone; (ii) submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; (iii) attending the Annual Meeting and voting online during the meeting (if you do revoke your proxy during the meeting, it will not, of course, affect any vote that has already been taken); or (iv) providing a signed letter of revocation to the Corporate Secretary of the Company before the closing of the polls at the Annual Meeting.
Fiscal Year
Our fiscal year is comprised of 52 or 53 weeks, ending on the Saturday closest to the last day of April. “Fiscal 2027” means the 52 weeks ending May 1, 2027, “Fiscal 2026” means the 52 weeks ended May 2, 2026, “Fiscal 2025” means the 53 weeks ended May 3, 2025, and “Fiscal 2024” means the 52 weeks ended April 27, 2024.

PROPOSAL ONE: ELECTION OF DIRECTORS
Introduction
The Company strives to maintain a Board with broad and diverse experience and judgment. Diversity is considered in a broad sense, including, among other attributes, leadership, experience, skills, perspectives, gender, ethnicity and geography. The grid below summarizes the key qualifications, skills and attributes each of our directors possesses that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a checkmark does not mean the director does not possess that qualification or skill; rather a checkmark indicates a specific area of focus or expertise on which the Board relies most heavily. In addition, more than 50% of our directors are women or racial or ethnic minorities. Our director nominees exhibit high integrity, innovative thinking, a proven record of success, and knowledge of corporate governance. The director nominees bring a balance of important skills to our boardroom.

Skills and Attributes	Hoffman	Madnani	Martin	Singer	Walker	Warren
Academia / Education	✔				✔
Accounting, Internal Control Risk Management		✔	✔	✔	✔	✔
Business Head / Executive	✔	✔	✔	✔	✔	✔
Business Operations	✔		✔	✔	✔	✔
CEO and Executive		✔	✔	✔	✔	✔
Commercial Business	✔		✔	✔	✔	✔
Corporate Governance	✔	✔	✔	✔	✔	✔
Customer Engagement / Marketing	✔		✔	✔	✔	✔
Data Analytics	✔	✔	✔			✔
Defense Industry or Military			✔		✔
Digital / e-Commerce	✔	✔	✔	✔	✔	✔
Digital Experience	✔		✔		✔	✔
Financial Expertise and Literacy	✔	✔	✔	✔	✔	✔
Financing and Investments	✔	✔	✔	✔	✔
Government / Public Policy					✔
International Business	✔	✔		✔	✔
Knowledge of Company Business			✔	✔	✔	✔
Legal Expertise			✔	✔
Operational and Strategy Planning	✔	✔	✔	✔	✔	✔
Other Relevant Industry	✔	✔			✔	✔
Public Company	✔	✔	✔	✔	✔	✔
Retail Experience	✔
Science, Technology, and Innovation	✔	✔	✔	✔	✔	✔
Sustainability and Corporate Responsibility	✔	✔	✔	✔	✔	✔

Information Concerning the Directors and the Board of Directors’ Nominees
Background information with respect to the Board of Directors’ nominees for election as directors as of July 27, 2026 appears below. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding such persons’ holdings of equity securities of the Company.

Name	Age	Director Since	Position
Nominees for Election at the Annual Meeting
Emily S. Hoffman*	48	2024	Current Director, Chair of the Corporate Governance and Nominating Committee, Chair of the Compensation Committee, and Director Nominee
Sean Vijay Madnani*	47	2024	Current Director, Chair of the Audit Committee, Member of the Compensation Committee and the Corporate Governance and Nominating Committee, and Director Nominee
William C. Martin	48	2024	Chairman of the Board, Member of the Strategy and Operational Review Committee, and Director Nominee
Eric B. Singer	52	2024	Current Director, Chair of the Strategy and Operational Review Committee, and Director Nominee
Kathryn (“Kate”) Eberle Walker*	49	2022	Current Director, Member of the Audit Committee, and Director Nominee
Denise Warren*	62	2022	Current Director, Member of the Audit Committee, and Director Nominee

*	Independent for purposes of the NYSE listing standards.
Nominees for Election as Director
The following individuals are nominees for director at the Annual Meeting. The nominees elected at the Annual Meeting will serve for a term ending on the date of the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal. The Board of Directors unanimously recommends a vote FOR each of the below nominees for director.
Emily S. Hoffman was appointed as a director in June 2024. Ms. Hoffman has served as a member of the board of directors of Immersion Corporation since 2023. Ms. Hoffman currently serves as Chief Marketing Officer for eCornell, Cornell University’s professional education unit, a role she has held since September 2025. Previously, Ms. Hoffman served as Chief Marketing Officer of SmartPak Equine LLC, an e-commerce retailer and indirect, wholly-owned, subsidiary of Covetrus, Inc., from January 2024 to March 2025. Prior to this, she held U.S. and Global marketing roles at Nestle Health Science from 2017 through 2024. Prior to 2017, Ms. Hoffman held various positions at several multinational companies, including BlackRock, Johnson & Johnson and General Mills. Ms. Hoffman has a track record of driving financial, operational and strategic results across complex B2C and B2B portfolios in highly regulated industries in the U.S. and internationally. Ms. Hoffman has a B.S. in Engineering from Cornell University and an MBA from Harvard Business School.
Qualifications, Experience, Attributes and Skills: Ms. Hoffman brings to the Board years of experience delivering financial (P&L), operational, and strategic results across a diverse set of industries including Education, Healthcare,

Consumer Products, Food, eCommerce and Financial Services. Ms. Hoffman brings significant management experience leading and expanding businesses both in the U.S. and internationally.
Sean Vijay Madnani was appointed as a director in June 2024. Mr. Madnani has served as Founder and Chief Executive Officer of Twist Capital LLC (“Twist Capital”), an investment company, since September 2019. Previously and in connection with his service at Twist Capital, Mr. Madnani served as Chief Executive Officer and Chairman of the board of directors of Twist Investment Corp. (intended to be listed as NYSE: TWIC.U), an unlisted blank check special purpose acquisition company, from February 2021 until its dissolution in December 2022. While establishing Twist Capital, Mr. Madnani served as a Senior Advisor at Guggenheim Securities LLC, a registered broker-dealer and subsidiary of Guggenheim Partners LLC, from September 2019 to March 2020, and previously has served as a Senior Managing Director, from June 2015 to August 2019. Prior to that, Mr. Madnani served in a number of senior roles at Blackstone Inc. (NYSE: BX), an alternative investment management company, from July 2005 to June 2015, including most recently as Senior Managing Director, Partner, and Head of Technology M&A for the Western United States and Asia-Pacific. Earlier in his career, Mr. Madnani served as an investment banker at Lazard Inc. (NYSE: LAZ), a global financial advisory and asset management firm, from July 2000 to May 2005. Mr. Madnani started his career as a software developer within the cooperative education program at International Business Machines Corporation (NYSE: IBM). Mr. Madnani holds a Bachelor of Arts in Economics, with a minor in Business Administration from the University of California at Berkeley.
Mr. Madnani has been a member of the board of trustees for the non-profit organization Hollywood Schoolhouse Inc. since October 2021.
Mr. Madnani previously served as an observer on the boards of directors of Blackboxstocks, Inc. (Nasdaq: BLBX), a SaaS financial analytics company, from May 2022 to June 2022 and On the Fly Inc. (d/b/a Wingtip), an e-commerce retailer for men’s clothing and apparel, from November 2014 to June 2022. In addition, Mr. Madnani previously served on the boards of directors for the Los Angeles Opera Company from April 2018 through March 2021, and The Wang Center for the Performing Arts Inc. from September 2012 through May 2016. Moreover, Mr. Madnani served as a member of the campaign steering committee for Rady Children’s Hospital-San Diego from October 2019 until December 2024.
Qualifications, Experience, Attributes and Skills: Mr. Madnani’s extensive experience serving as a senior executive in the financial industry, with a focus on the technology sector, coupled with his significant investment and financial accounting expertise, including extensive merger and acquisition experience, makes him well-qualified to serve on the Board.
William C. Martin was appointed as Chairman of the Board in June 2024. Mr. Martin joined Immersion Corporation’s board of directors in August 2019 and has served as its Chief Strategy Officer since December 2021. Mr. Martin has extensive experience as a board member, investor, and entrepreneur. He previously ran a private investment fund for Raging Capital Management from 2006 to 2020. As an entrepreneur, he co-founded a number of financial information companies, including Raging Bull in 1997 and InsiderScore in 2004. Mr. Martin has served on numerous public company boards, including nine years on the board of Bankrate, Inc., a consumer finance company, which was acquired in 2009; the board of Salary.com, Inc., a compensation data and software company, which was acquired in 2010; and the board of Vitesse Semiconductor Corp., a semiconductor company, which was acquired in 2015. Mr. Martin also manages his personal family office, Raging Capital Ventures.
Qualifications, Experience, Attributes and Skills: Mr. Martin’s extensive experience and successful track record as an investor, entrepreneur and public company director enables him to provide the Board and management with valuable perspectives on our operations, capital allocation strategies and other corporate strategies to maximize stockholder value. Mr. Martin also has a long track record of investing in publicly traded companies and actively engaging in certain investments. As a result, Mr. Martin brings the perspective of a stockholder to the Board that is critical in creating and implementing strategies that increase stockholder value.
Eric B. Singer was appointed as a director in June 2024. Mr. Singer has served as a member of the board of directors of Immersion Corporation since March 2020, as Immersion Corporation’s Executive Chairman from August 2020 to January 2023, and as Immersion Corporation’s Chairman of the board of directors since January 2023. Since December 2023, Mr. Singer has served as a director of Universal Electronics, a global leader in wireless universal control solutions for home entertainment and smart home devices. Since July 2019, Mr. Singer has served as a director of A10 Networks, Inc. (NYSE: ATEN), an application controller and firewall cloud security company, and has served as its lead independent director since September 2021. Mr. Singer was a founder and Managing Member of

VIEX Capital Advisors, a securities investment firm. In addition to a long track record as a successful investor in technology companies, Mr. Singer has substantial experience serving on public boards and assisting them in creating and expanding stockholder value. Mr. Singer previously served on the boards of directors of Quantum Corporation, a video data storage and management company, Numerex Corp., a provider of managed machine-to-machine enterprise solutions enabling the Internet of Things, RhythmOne plc and YuMe, Inc., each a provider of brand video advertising software and audience data, Support.com, Inc., a provider of tech support and support center services, Meru Networks, Inc., a Wi-Fi network solutions company, PLX Technology, Inc., a PCI Express and ethernet semiconductor company, and Sigma Designs, Inc., an integrated circuit provider for the home entertainment market, among other companies. Mr. Singer has a B.A. from Brandeis University.
Qualifications, Experience, Attributes and Skills: Mr. Singer has specific attributes that qualify him to serve as a member of the Board, including his extensive financial and operating experience and knowledge of the technology industry gained through his service on numerous public company boards. Mr. Singer also has a long track record of investing in publicly traded companies and actively engaging with certain investments. As a result, Mr. Singer brings the perspective of a stockholder to the Board that is critical in creating and implementing strategies that increase stockholder value.
Kathryn (“Kate”) Eberle Walker has served as a director since July 2022. Since 2019, Ms. Walker has been the Chief Executive Officer and Board Chair of Presence Learning Inc., a provider of special education teletherapy solutions. From 2015 to 2017, she served as Chief Executive Officer of The Princeton Review and Tutor.com, and its Chief Financial Officer and Chief Strategy Officer from 2014 to 2015. Ms. Walker managed mergers and acquisitions, strategy and investments for Kaplan, Inc. from 2006 to 2014. Ms. Walker began her career in investment banking at Goldman Sachs. She currently serves as a Director of Prospect Schools, and as a Trustee of the International School of Brooklyn. Ms. Walker previously served on the Board of Directors of Rosetta Stone from 2019 until the company’s acquisition by Cambium Learning Group Inc. in 2020, and on the Board of Directors of Babbel, Inc. from 2021 to 2024. She holds an MBA from Harvard Business School.
Qualifications, Experience, Attributes and Skills. Ms. Walker has over 20 years of experience leading education organizations and brings extensive board service with companies in the education industry. Ms. Walker’s experience also allows her to bring to the Board of Directors skills in diversity, equity and inclusion, management strategy, transactions, finance, leadership, change management and education technology.
Denise Warren has served as a director since July 2022. Since 2016, she has also served as the Founder and Chief Executive Officer of Netlyst, LLC, a consulting and advisory firm that focuses on digital business growth and scaling consumer and enterprise recurring revenue streams. Prior to founding Netlyst, Ms. Warren served as the President of Digital and Chief Executive Officer of East Coast Publishing for Tribune Publishing from 2015 to 2016. For more than 25 years, she served in numerous capacities at The New York Times Company including as Executive Vice President of Digital Products and Services; General Manager, nytimes.com; Chief Advertising Officer; Senior Vice President of Strategic Planning; and Director of Marketing. Ms. Warren currently serves as an independent director on the board of directors of Naviga, a Vista Equity partners backed software technology company, and McClatchy Media, a private news media, magazine, marketing and distribution company. She previously served as a Director and member of the audit committee of Taylor Morrison Home Corporation (NYSE: TMHC) until its sale to Berkshire Hathaway in July 2026, a Director and Chair of the Nominating and Governance Committee of Monotype Imaging Holdings Inc., a publicly traded provider of design assets, technology and expertise, and as a Director and member of the audit committee of Electronic Arts Inc. (Nasdaq: EA), a publicly traded digital interactive entertainment company. Ms. Warren holds a B.S. in management from Tulane University and an M.B.A. in communications and media management from Fordham University.
Qualifications, Experience, Attributes and Skills. Ms. Warren’s long experience in operating profitable recurring revenue businesses and driving transformative change in digital operations, consumer marketing, sales and product development at the strategic, operational and financial levels of digital marketing, business operations and corporate governance make her well qualified to serve on the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

CORPORATE GOVERNANCE
Meetings and Committees of the Board of Directors
The Board of Directors then in office met nine (9) times during Fiscal 2026. All directors then in office attended at least 75% of all meetings of the Board of Directors and committees of which he or she was a member.
Director Independence
Based on the information supplied to it by the directors, the Board has affirmatively determined that each of Kathryn Eberle Walker, Sean Vijay Madnani, Denise Warren, and Emily S. Hoffman is “independent” under the listing standards of the NYSE (the “NYSE Listing Standards”), and has made such determinations based on the fact that none of such persons have had, or currently have, any relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates, that would currently impair their independence, including, without limitation, any such commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship.
Board Committees
The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Strategy and Operational Review Committee (the “SORC”), which is a special committee to review, among other things, the Company’s operational performance, cost structure and margin improvement opportunities, organizational structure as well as exploring all other available stockholder value creation levers. Mr. Singer (Chair) and Mr. Martin currently serve as the sole members of the SORC.
Audit Committee.
The responsibilities of the Audit Committee include, among other duties:
•	overseeing the quality and integrity of our financial statements, accounting practices and financial information we provide to the Securities and Exchange Commission (“SEC”) or the public;
•
reviewing our annual and interim financial statements, the report of our independent registered public accounting firm on our annual financial statements, Management’s Report on Internal Control over Financial Reporting and the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	selecting and appointing an independent registered public accounting firm;
•	pre-approving all services to be provided to us by our independent registered public accounting firm;
•
reviewing with our independent registered public accounting firm and our management the accounting firm’s significant findings and recommendations upon the completion of the annual financial audit and quarterly reviews;

•	reviewing and evaluating the qualification, performance, fees and independence of our registered public accounting firm;
•	meeting with our independent registered public accounting firm and our management regarding our internal controls, critical accounting policies and practices, and other matters;
•	discussing with our independent registered public accounting firm and our management earnings releases prior to their issuance;
•	overseeing our enterprise risk assessment and management;
•	overseeing our internal audit function;
•	reviewing and approving related party transactions (see “Certain Relationships and Related Transactions” below); and
•	overseeing our compliance program, response to regulatory actions involving financial, accounting and internal control matters, internal controls and risk management policies.

The Board of Directors has adopted a written charter setting out the functions of the Audit Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
The members of the Audit Committee currently are Sean Vijay Madnani (Chair), Kathryn Eberle Walker, and Denise Warren. Each of the Audit Committee members meets the independence standards of the NYSE Listing Standards, the independence standards established by the SEC for audit committee members and our Corporate Governance Guidelines. The Board of Directors has also determined that each of Mr. Madnani, Ms. Walker and Ms. Warren is financially literate for purposes of the NYSE Listing Standards, and Mr. Madnani has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience.
The members of the Audit Committee then in office met thirty-two (32) times during Fiscal 2026.
Compensation Committee.
The responsibilities of the Compensation Committee include, among other duties:
•	setting and reviewing our general policy regarding executive compensation;
•	determining the compensation of our Chief Executive Officer and other executive officers;
•	approving employment agreements for our Chief Executive Officer and other executive officers;
•	reviewing the benefits provided to our Chief Executive Officer and other executive officers;
•	setting and reviewing director compensation;
•	overseeing our overall compensation structure, practices and benefit plans;
•	administering our executive bonus and equity-based incentive plans;
•
assessing the independence of compensation consultants, legal counsel and other advisors to the Compensation Committee and hiring, approving the fees and overseeing the work of, and terminating the services of such advisors; and

•	participating in succession planning for Chief Executive Officer and other executive officers.
The Board of Directors has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
The members of the Compensation Committee currently are Emily S. Hoffman (Chair), and Sean Vijay Madnani. Each of the Compensation Committee members meets the independence standards of the NYSE Listing Standards and our Corporate Governance Guidelines. All members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The members of the Compensation Committee then in office met five (5) times during Fiscal 2026.
Corporate Governance and Nominating Committee.
The responsibilities of the Corporate Governance and Nominating Committee include, among other duties:
•	overseeing our corporate governance practices;
•	reviewing and recommending to our Board of Directors amendments to our committee charters and other corporate governance guidelines;
•	reviewing and making recommendations to our Board of Directors regarding the structure of our various Board of Directors committees;
•	identifying, reviewing and recommending to our Board of Directors individuals for election to the Board of Directors;

•	adopting and reviewing policies regarding the consideration of Board of Directors candidates proposed by stockholders and other criteria for Board of Directors membership; and
•	overseeing our Board of Directors’ annual self-evaluation.
The Board of Directors has adopted a written charter setting out the functions of the Corporate Governance and Nominating Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
The members of the Corporate Governance and Nominating Committee currently are Emily S. Hoffman (Chair) and Sean Vijay Madnani. Each of the Corporate Governance and Nominating Committee members meets the independence requirements set forth in the NYSE Listing Standards and our Corporate Governance Guidelines. The members of the Corporate Governance and Nominating Committee then in office met three (3) times during Fiscal 2026.
Director Qualifications and Nominations
Minimum Qualifications
The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE Listing Standards and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent and analytical inquiries, understanding of the business environment, and willingness to devote adequate time to Board of Directors duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Corporate Governance and Nominating Committee believes that each director should have a basic understanding of (a) the principal operational and financial objectives and plans and strategies of the Company, (b) the results of operations and financial condition of the Company and of any significant subsidiaries or businesses, and (c) the relative standing of the Company and its businesses in relation to its competitors.
The Company does not have a specific policy regarding the diversity of the Board of Directors. Instead, the Corporate Governance and Nominating Committee considers the Board of Directors’ overall composition when considering director candidates, including whether the Board of Directors has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs. In addition, the Corporate Governance and Nominating Committee also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board of Directors, which may be enhanced by a mix of different professional and personal backgrounds and experiences.
Nominating Process
Although the process for identifying and evaluating candidates to fill vacancies and/or reduce or expand the Board of Directors will inevitably require a practical approach in light of the particular circumstances at such time, the Board of Directors has adopted the following process to guide the Corporate Governance and Nominating Committee in this respect. The Corporate Governance and Nominating Committee is willing to consider candidates submitted by a variety of sources (including incumbent directors, stockholders (as described below), Company management and independent third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Directors. If a vacancy arises or the Board of Directors decides to expand its membership, the Corporate Governance and Nominating Committee may ask each director to submit a list of potential candidates for consideration. The Corporate Governance and Nominating Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board of Directors. At that time, the Corporate Governance and Nominating Committee also will consider potential nominees submitted by stockholders, if any, in accordance with the procedures described below, or by the Company’s management and, if the Corporate Governance and Nominating Committee deems it necessary, retain an independent third-party search firm to provide potential candidates. The Corporate Governance and Nominating Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board of Directors members, Company management, independent third-party search firms or other sources.
After completing this process, the Corporate Governance and Nominating Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidate(s), the Corporate Governance and Nominating Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Corporate Governance and Nominating Committee Chair will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full Corporate Governance and Nominating Committee. All such interviews include only the candidate and one or more Corporate Governance and Nominating Committee members. Based upon interview results and appropriate background checks, the Corporate Governance and Nominating Committee then decides whether it will recommend the candidate’s nomination to the full Board of Directors.
When nominating a sitting director for re-election, the Corporate Governance and Nominating Committee will consider the director’s performance on the Board of Directors and its committees and the director’s qualifications in respect of the criteria referred to above.
Consideration of Stockholder-Nominated Directors
In accordance with its charter, the Corporate Governance and Nominating Committee will consider candidates for election to the Board of Directors at a stockholder meeting if submitted by an eligible stockholder in a timely manner. Any eligible stockholder wishing to submit a candidate for consideration for election at a stockholder meeting should send the following information to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
•	stockholder’s name, number of shares owned, length of period held, and proof of ownership;
•	name, age and address of candidate;
•
a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other Board of Directors and committees, charitable foundations, etc.);

•	a supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors;
•	a description of any arrangements or understandings between the candidate and the Company and/or the stockholder; and
•	a signed statement from the candidate, confirming his/her willingness to serve on the Board of Directors.
Eligible stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our amended and restated bylaws (“Bylaws”). Our Bylaws provide that in order to nominate a person for election as a director at next year’s annual meeting, a notice of an intention to nominate one or more directors containing certain information required by the Bylaws must be delivered to the Corporate Secretary of the Company. To be timely, whether or not a stockholder wishes to have his or her nominees included in the Company’s proxy materials, the Corporate Secretary of the Company must receive nominations for election to the Board of Directors for the 2027 annual meeting at Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey, 07932, no earlier than May 27, 2027 and not later than the close of business on June 26, 2027.
Additionally, the Corporate Governance and Nominating Committee will consider stockholder nominated candidates if a vacancy arises or if the Board of Directors decides to expand its membership, and at such other times as the Corporate Governance and Nominating Committee deems necessary or appropriate. In any such event, any stockholder wishing to submit a candidate for consideration should send the above-listed information to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
All of the director nominees identified in this Proxy Statement have been recommended by our Corporate Governance and Nominating Committee to our Board of Directors for re-election. The Corporate Governance and Nominating Committee recommends candidates to the full Board of Directors after receiving input from all directors. The Corporate Governance and Nominating Committee members, other members of the Board of Directors and senior management discuss potential candidates during this search process.
Certain Board of Directors’ Policies and Practices
Corporate Governance Guidelines and Code of Business Conduct and Ethics
The Board of Directors has adopted Corporate Governance Guidelines applicable to the members of the Board of Directors, which, among other things, sets forth our definition for an “independent director.” The Board of Directors has also adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, directors, agents and representatives, including consultants. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.bned.com. Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available in print to any stockholder who requests them in writing to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
Board of Directors Leadership Structure
The roles of CEO and Chairman of the Board are currently separately held by Mr. Jonathan Shar and Mr. William C. Martin, respectively. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board and executive sessions of non-management and independent directors. This separation of the roles of the Chairman of the Board and the CEO allows for greater oversight of the Company by the Board. The Board has determined that our Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the skills and experience of Mr. Shar and Mr. Martin.
In accordance with the Corporate Governance Guidelines, non-management directors meet in executive sessions at every Board of Directors meeting. Independent directors also meet at least once a year in an executive session of only independent directors. Currently, all of the non-management directors are independent directors.
Outside Board Service
Directors may not serve on the boards of more than four other publicly traded companies in addition to the Company’s Board, which does not include service on the boards of subsidiary companies, non-profit organizations and non-public for-profit organizations. In addition, we understand that the policy of ISS Proxy Advisory Services (“ISS”) is to recommend a “Withhold” vote for directors who serve on more than three public boards, while also serving as a CEO of a publicly traded company, which ISS refers to as being “overboarded.” We understand that ISS policy allows for an exception to its CEO-related “overboarded” rule when a director’s service on a board is integral to their duties as CEO. Mr. Singer serves on the board of Immersion Corporation (Immersion), where Mr. Singer is also CEO. In addition to Mr. Singer’s service on Immersion’s board and on the Company’s Board, he serves on the board of two other publicly traded companies, A10 Networks, Inc. (A10) and Universal Electronics Inc. (UEI).
We believe Mr. Singer falls within the ISS exception to its CEO-related “overboarded” policy, because Mr. Singer’s service on the Company’s Board, UEI’s board and Immersion’s board is directly tied to his CEO responsibilities at Immersion. Immersion is the largest stockholder of both the Company and UEI, and it holds a material financial interest in those companies relative to Immersion’s balance sheet. Specifically, with respect to the Company, Immersion owns approximately 32.3% of the outstanding shares of BNED and is required to consolidate its financial results with the Company. Mr. Singer’s role as a director of the Company is therefore essential to providing oversight of a business, the performance of which has a direct and material impact on Immersion’s financial results. Similarly, Immersion owns approximately 12.3% of UEI’s outstanding shares, making Mr. Singer’s board role at UEI equally critical. In both cases, Mr. Singer’s service on the board of the Company and UEI is not separate from, but rather a key component of, his responsibilities as CEO of Immersion. As such, we believe this is a compelling case for ISS to grant an exception to its “overboarded” policy with respect to Mr. Singer’s board service at the Company, Immersion, A10 and UEI.
As a director of the Company, Mr. Singer has been involved in advising management and providing oversight on several operational and corporate matters. By way of example, he has:
•	Worked closely with management to assess corporate strategy and define goals, helping to ensure alignment with stockholder interests.
•
Provided guidance to management to help shape and refine the Company’s corporate strategy, supporting effective execution while facing a significant need to implement operating discipline to support the necessary strengthening of the Company’s balance sheet.

Mr. Singer has maintained perfect attendance at all meetings of the Company’s Board and the committees upon which he serves, and he continues to dedicate significant time to the Company, well beyond what is typically expected of a non-executive director.

When considering whether to recommend the nomination of Mr. Singer to the Company’s Board, the Corporate Governance and Nominating Committee and the Board took all of this into account and evaluated the factors discussed above. On behalf of the Board, we respectfully request your support by voting “FOR” each of our director nominees, including Mr. Singer.
Risk Oversight
The Board of Directors’ primary function is one of oversight. In connection with its oversight function, the Board of Directors oversees the Company’s policies and procedures for managing risk. The Board of Directors administers its risk oversight function primarily through its Committees. Board of Directors Committees have assumed oversight of various risks that have been identified through the Company’s enterprise risk assessment. The Audit Committee reviews the Company’s risk assessment and risk management policies, and the Audit Committee reports to the Board of Directors on the Company’s enterprise risk assessment. The Compensation Committee oversees compensation risk through its review of compensation practices and assessment of the potential impact of those practices on risk-taking.
Our Board of Directors, Audit Committee and Legal team oversee the cybersecurity processes of identifying and mitigating cybersecurity risks. Reporting directly to our Chief Information Officer, our Chief Information Security Officer (“CISO”) leads the charge, ensuring that our cybersecurity posture remains robust and adaptive. Through quarterly updates to the Audit Committee and periodic briefings to the Board of Directors, senior management keeps governance structures informed and aligned with our evolving cybersecurity landscape.
Communications between Stockholders and the Board of Directors
Stockholders and other interested persons seeking to communicate with the Board of Directors should submit any communications in writing to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932. Any such communication made by a stockholder of the Company must state the number of shares beneficially owned by such stockholder. The Company’s Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors (including the non-management directors as a group) to whom the communication is directed.
Attendance at Annual Meetings
All Board of Directors members are expected to attend the Company’s annual meetings of stockholders and be available to address questions or concerns raised by stockholders. All of the Board of Directors members then serving attended the 2025 Annual Meeting of Stockholders.

CORPORATE RESPONSIBILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Commitment to Responsible Business
The Company’s commitment to responsible business practices is rooted in our purpose – elevating lives through education. Our purpose defines who we are and why we exist. That is why we focus on working in innovative ways to design and deliver solutions that contribute to a sustainable and prosperous future for all.
We are firmly committed to aligning our operations with our school partners’ policies to help them achieve their Environmental, Social and Governance (“ESG”) goals. Over the past decade, we have implemented numerous company-wide initiatives to advance our environmental, sustainability and social efforts across our business, including environmentally-friendly store design, merchandise, shipping practices and technology – many of which contribute to long-term operational efficiencies and cost savings.
By engaging with stakeholders – including clients, consumers, students, employees and investors – we do our part to improve today’s environmental challenges and better serve our community while simultaneously delivering on our company’s business goals.
Operating in a responsible and sustainable environment is important to our company. As part of our commitment to being responsible corporate citizens, we make it a priority to understand and manage our environmental and economic impact on the world around us.
Caring for Our People
Our business is about serving people. Our success depends on attracting, developing and retaining talented and highly qualified employees. We invest in resources and programs designed to attract and retain talented employees, provide fair and competitive pay and benefits that support employee well-being, and foster personal growth and career development.
We actively recruit talented people with a passion for education for our retail stores and corporate offices, including our part-time and seasonal roles, and to be a part of our work-study/internship program. To find our pool of talent, we network internally and externally via our talent acquisition team, agency partners and current employees who serve as “talent” ambassadors through employee referrals and their professional networks.
Barnes & Noble Education is proud to be an Equal Opportunity Employer. Our Equal Employment Opportunity Policy ensures that all employment decisions are made without discrimination and with full access to opportunity. We provide equal employment opportunities to all current and prospective employees and ensure that employment, training, compensation, transfer, promotion, and all conditions and privileges of employment are offered without regard to race, color, religion, national origin, gender, age, disability, sexual orientation, veteran status, or any other protected characteristic. This commitment is maintained in full compliance with all applicable national, state, and local laws. In order to attract and retain talented employees, we know we must take care of them as they take care of our business. That starts with offering employees, based on their classification and hours worked, benefits that include:
•	Medical and Dental Coverage
•	Life Insurance
•	Short- and Long-Term Disability Plans
•	Paid Time Off
•	Wellness Programs
•	Commuter Benefits
•	401(k) Defined Contribution Plan
•	Employee Assistance Program that includes counseling, convenience services, childcare and eldercare resources, access to legal resources, financial planning, chronic condition support and much more
•	Employee Discounts
•	Hybrid and remote positions for non-store employees

Investing in Our Employees’ Career Growth
Employee training and development opportunities are critical to our success, as we believe they fuel individual growth, foster leadership, and enhance our ability to support the schools and customers we serve. We offer robust, ongoing employee training and career development programs through our Learning & Development system, which provides employees access to a library of more than 75,000 learning resources for professional advancement and personal growth.
Student employees can also participate in our Aspiring Leaders Management Development Program, which is geared toward our Campus Store Team Members and Supervisors who demonstrate an interest in developing their managerial skills as well as learning more about the ins and outs of running one of our unique campus bookstores. This comprehensive, interactive program is part of our commitment to developing future leaders from within.
As one of the nation’s largest employers of college students, Barnes & Noble College offers meaningful employment opportunities that help students gain valuable workplace experience while supporting the campus communities we serve. Our wholesale operations also provide employment opportunities for students.
All full-time and part-time employees are considered for periodic performance and development reviews, to support individual career objectives and align with organizational priorities. Managers are encouraged to provide ongoing feedback and guidance to promote employees’ continuous development and growth.
Protecting the Environment
At our core, we are built on sustainability: we are the nation’s largest used textbook wholesaler, as well as a provider of a robust assortment of digital course materials. By facilitating the sale of used and digital textbooks, we help cut down on the production of paper books and enable a circular economy.
As a trusted partner at colleges and universities nationwide, we are committed to expanding our sustainability practices and integrating them into the programs and philosophy of each campus we serve. Our goal is to reduce negative impacts on the environment and reduce costs by working with our partners, peers and others to promote responsible and cost-effective environmental practices. Over the past decade, we have implemented many company-wide initiatives aimed at reducing financial costs and increasing our sustainability efforts across operational areas, including environmentally friendly stores, merchandise, shipping, data center design, digital course materials, technology and more.
To meet our school partners’ green goals and vision, we can help design LEED-certified buildings. These “low-impact” stores may also feature recycled floor coverings, eco-friendly carpeting, non-toxic paint, LED lights, eco-friendly merchandising fixtures made with recycled particleboard and non-toxic glues, and mannequins laminated with sustainable bio-resins.
We incorporate green business practices throughout a number of our offices and warehouse facilities including the use of recycled materials, recycling of all paper, plastic and glass products, replacement of our facilities’ lighting to increase energy efficiency and the utilization of efficient shipping methods that help decrease waste and reduces costs.
To provide our customers with environmentally-friendly choices in our stores, we offer sustainable products such as reusable water bottles, CFL light bulbs, recycled notebooks, recycled, reusable tote bags, and organic foods and snacks. In addition, over 200 of our physical stores do not use plastic checkout bags, but instead either use paper checkout bags, which are made from 100% recycled fiber, with a minimum of 40% post-consumer content and are 100% recyclable, or require customers to use their own bags. We also proactively promote reuse and recycling of our bags to consumers.
We ship over $530 million in textbooks and general merchandise purchases annually, which necessitates a large number of shipping cartons. We understand the impact this volume of shipments can have on the environment, so we have addressed the environmental impact of our order receiving and fulfillment in multiple ways. We always try to consolidate orders whether we are sending or receiving the package, we use cartons that have 35% post-consumer recycled content for every shipment we send, we re-use the boxes, packing materials and pallets many times over, and we work to make sure all materials including every carton is recycled properly when it can no longer be used. These shipping processes also help to significantly reduce costs.
Lastly, although our business is built on extending the useful life of textbooks, there are times when books can no longer be a part of our system, but we try to ensure that they do not end up in landfills. For unwanted textbooks, we work with Better World Books, an award-winning, for-profit social enterprise and a global e-retailer that collects and sells unwanted used textbooks online matching each purchase with a book donation, Book-for-Book™. To further advance our textbook life cycle, we also engage Bulrushed Books that receives, evaluates, cosmetically repairs, and resells books. For books that have reached the end of their lifetime, we work with third parties to recondition or grind the books down to a pulp that can be beneficially used.
Safeguarding Personal Data
We take the privacy and security of personal information very seriously. Our day-to-day operations are managed by our Chief Information Security Officer (CISO) and Chief Privacy Officer (CPO). The CISO reports to the SVP, Chief Information Officer (CIO); the CPO reports directly to the Executive Vice President, General Counsel and Corporate Secretary (GC). In addition to direct GC and CIO interaction with the Board of Directors, our CIO provides quarterly compliance updates to the Audit Committee of the Board, incorporating information solicited from the CPO and others. These quarterly updates enable the Audit Committee to maintain ongoing oversight of the Company’s data privacy and security program throughout the year.
As set in our Code of Business Conduct & Ethics, we expect all employees to adhere to the laws, regulations, and company policies applicable to the personal or business information that they may process in the course of their employment. Our information security policies and procedures include only using or disclosing personal or business information as needed to fulfill the specific purpose(s) for which such information was collected, not collecting more personal or business information than is necessary and taking care to safeguard the information. All employees must attest to complying with the Code annually. All employees, including part-time employees, who have access to our systems are trained on our procedures upon hire and have a refresher once a year. Employees whose roles involve access to student education records, are required to take Family Educational Rights and Privacy Act (FERPA) compliance training.
We perform network penetration testing at least annually and application penetration testing at least quarterly on our corporate systems. In the event of a major system or environment change we would do additional testing. We also perform vulnerability scans monthly. All penetration testing and monthly vulnerability scans are done by a third party. We also assess the data security practices of key third-party service providers with access to personal or business information through contractual data protection requirements and periodic monitoring. To date, we have not experienced any material service interruptions and are not aware of any material data breaches.
Operating Ethically
Ethical behavior is a core tenet of our Company’s values. We believe that how we operate as a company creates value for all our stakeholders – customers, clients, students, employees, investors and others – and will ultimately contribute to the Company’s long-term business growth and a better world.
We operate a robust ethics and compliance program, which includes regular employee training. If an employee has concerns, we have many avenues for them to seek guidance and/or report their concerns. They range from speaking with their manager, the HR department, or another member of our executive team, to utilizing our Talk2Us feature where they can report concerns either online or to an 800 hotline. This allows them to report concerns anonymously and confidentially. BNED also has zero tolerance and will not permit retaliation of any kind against anyone for reporting potential ethics or compliance issues in good faith or for assisting in the investigation of these issues.
Supporting Human Rights & Fair Labor Through our Supply Chain
We are proud of our commitment to apply fair labor practices and we are committed to providing equal opportunity in all aspects of employment. As a member of the Fair Labor Association (FLA), we require vendors who supply emblematic/licensed products to our stores to adopt the FLA’s Code of Conduct. This requires strict adherence to workers’ rights, including no forced or child labor, a workplace free of discrimination, harassment and/or abuse, a safe and healthy working environment, respect for the workers’ rights to freedom of association and collective bargaining, proper compensation for overtime hours, as well as limiting those hours to not be excessive, and paying workers’ wages and benefits in accordance with the law. We also ask our vendors to adopt their Principles of Monitoring to assure compliance with the Code of Conduct through training and audits. Through our partnership with FLA, our campus communities can be assured that the products sold in our stores were not created using unfair labor practices. To achieve greater transparency, the majority of our vendor partners openly disclose on their websites the factories used to manufacture their products.

Giving Back to the Communities We Serve
We strive to understand and respect the values of the communities where we serve and actively support initiatives in these communities. This commitment is visible in our contributions of financial and volunteer support, from providing annual textbook scholarships, to supporting student clubs and organizations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of July 27, 2026, unless otherwise indicated, (i) by each person or group of affiliated persons known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, (ii) by each director, director nominee, and named executive officer and (iii) by all directors, director nominees and executive officers of the Company as a group. Except as otherwise indicated below, the address of each director, director nominee, named executive officer and executive officer listed below is 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932. Except as otherwise noted, to the Company’s knowledge, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class(1)
5% Stockholders
Immersion Corporation(2)	11,208,746	32.3%
Vital FundCo, LLC(3)	3,224,463	9.3%
Entities affiliated with Kanen Wealth Management LLC(4)	3,090,043	8.9%
Springhouse Capital Management (U.S.), L.P.(5)	2,335,442	6.7%

Directors, Director Nominees and Named Executive Officers(6)
Jonathan Shar(7)	58,758	*
Jason Snagusky	5,096	*
Christopher Neumann	6,104	*
Emily S. Hoffman(8)	51,738	*
Eric B. Singer(8)	156,738	*
William C. Martin(8)	181,738	*
Sean Vijay Madnani(8)(9)	51,738	*
Kathryn Eberle Walker(8)(10)	44,415	*
Denise Warren(8)(11)	44,415	*
All directors, director nominees and current executive officers as a group (10 persons)	603,007	1.7%

*	Less than 1%
(1)
Based on 34,664,980 shares of Common Stock outstanding as of July 27, 2026. Pursuant to SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants, the conversion of convertible securities or the vesting of restricted stock units. A beneficial owner’s percentage ownership is determined by assuming that options, warrants, convertible securities and restricted stock units that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted.

(2)
Based on the Schedule 13D/A filed on July 8, 2026 by each of Toro 18 Holdings LLC (“Toro 18”), Immersion Corporation (“Immersion”), William C. Martin, Eric B. Singer, Emily S. Hoffman and Elias N. Nader. Toro 18, Immersion, Mr. Martin and Mr. Singer have shared voting power and shared dispositive power with respect to the shares listed in the table above. Toro 18 directly and beneficially owns the shares. Immersion, as the sole member of Toro 18, may be deemed to beneficially own the shares. As the Chief Strategy Officer of Toro 18, Mr. Martin may be deemed to beneficially own the shares. As President and Chief Executive Officer of Toro 18, Mr. Singer may be deemed to beneficially own the shares. The business address of each of Toro 18, Immersion and Mr. Singer is 2999 N.E. 191st Street, Suite 610, Aventura, Florida 33180. The business address of Mr. Martin is c/o Raging Capital Ventures, Ten Princeton Avenue, P.O. Box 228, Rocky Hill, New Jersey 08553. The business address of Ms. Hoffman is P.O. Box 660, Princeton, New Jersey 08542. The business address of Mr. Nader is c/o QuickLogic Corporation, 2220 Lundy Avenue, San Jose, California 95131. Mr. Nader ceased to be a member of the Section 13(d) group and a reporting person upon the filing of such Schedule 13D/A.

(3)
Based on the Schedule 13G filed on June 13, 2024 jointly by Vital Fundco, LLC (“Vital Fundco”) and Francisco Partners Agility GP II Management, LLC (“FP Agility GP II Management”), Vital Fundco and FP Agility GP II Management have shared voting power and shared dispositive power with respect to 3,224,463 shares of Common Stock. The shares listed in the table above are directly held by Vital FundCo. FP Agility GP II Management is the management entity of Vital Fundco and in such capacity may be deemed to beneficially own the shares. The business address of Vital Fundco is 227 Fayetteville Street, Suite 400 Raleigh, NC 27601. The business address of FP Agility GP II Management is One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.

(4)
Based on the Schedule 13G/A filed on May 15, 2025, by each of Philotimo Fund LP, a Delaware limited partnership (“Philotimo”), Philotimo Focused Growth & Income Fund, a series of World Funds Trust, a Delaware statutory trust (“PHLOX”), Kanen Wealth Management, LLC, a Florida limited liability company (“KWM”), and David L. Kanen. KWM is the general partner of Philotimo and the investment manager of

PHLOX and certain separately managed accounts (the “Managed Accounts”). Mr. Kanen serves as the managing member of KWM. By virtue of these relationships, KWM and Mr. Kanen may be deemed to beneficially own the shares of the Company owned by each of Philotimo, PHLOX and the Managed Accounts. The principal business address of each of Philotimo, PHLOX, KWM and Mr. Kanen is 6810 Lyons Technology Circle, Suite 160, Coconut Creek, Florida 33073.
(5)
Based on Schedule 13G/A filed on February 24, 2026, by each of Springhouse Capital (U.S.), LP, a Delaware limited partnership, Springhouse Capital Management, LP, a Delaware limited partnership, Springhouse Asset Management, LLC, a Delaware limited liability company, Springhouse Capital Management G.P., LLC, a Delaware limited liability company (collectively, the “Springhouse Entities”), and Brian Gaines, a U.S. Citizen. Each of the Springhouse Entities, together with Mr. Gaines, reported shared voting and dispositive power over 2,146,622 shares reported, and Mr. Gaines reported sole voting and dispositive control over 188,820 shares. The principal business address of each of the Springhouse Entities and Mr. Gaines is 18 Burr Farms Road, Westport, CT 06880.

(6)	The address of all of the officers and directors listed below is in the care of Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
(7)	Includes 3,818 fully vested, unexercised options.
(8)	Includes 23,867 restricted stock units that vest within 60 days of July 27, 2026
(9)	Includes 7,441 fully vested restricted stock units and 20,430 restricted stock units that vested, but for which the recipient has elected to defer settlement and receipt.
(10)	Includes 118 fully vested restricted stock units and 20,430 restricted stock units that vested, but for which the recipient has elected to defer settlement and receipt.
(11)	Includes 118 fully vested restricted stock units and 20,430 restricted stock units that vested, but for which the recipient has elected to defer settlement and receipt.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Based solely on a review of forms filed in the SEC’s EDGAR database and written representations from executive officers and directors, we believe that during Fiscal 2026, all required reports were filed on a timely basis.

COMPENSATION OVERVIEW
This Compensation Overview summarizes the material elements of our compensation program for our named executive officers (each, an “NEO”). For Fiscal 2026, our NEOs were:

Named Executive Officer	Position
Jonathan Shar	Chief Executive Officer
Jason Snagusky	Executive Vice President, Chief Financial Officer
Christopher Neumann	Executive Vice President, General Counsel and Corporate Secretary

Our Company in Fiscal 2026
We are one of the largest contract operators of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States. We are also one of the largest textbook wholesalers and inventory management hardware and software providers.
Fiscal 2026 was another strong year for the Company, marked by continued operational improvement, significant growth in our First Day® programs, and a return to profitability. Key Fiscal 2026 achievements include:
•	Fiscal 2026 total sales increased 6.5% to $1.7 billion, driven primarily by continued growth in our BNC First Day® programs.
•	Reported net income of $16.9 million, compared to a net loss of $65.8 million in Fiscal 2025.
•	Adjusted EBITDA increased 28.8% to $76.5 million, reflecting improved operating performance.
•	BNC First Day® revenue increased 28.0% to $760.1 million, including 33% growth in First Day Complete® revenue.
•	First Day Complete® expanded to 232 campus stores, representing approximately 1.25 million undergraduate and graduate students, increases of 21% and 31%, respectively, over the prior year.
•	Total net debt decreased 33% year over year to $62.6 million, reflecting the Company’s continued focus on strengthening its balance sheet.
With continued growth in our First Day® programs, improved profitability, and a significantly stronger balance sheet, we believe the Company is well positioned to continue to invest in strategic initiatives, support our academic partners and students, and drive sustainable long-term value creation.
Compensation and Governance Highlights
What we do
✔	Tie a majority of executive officer pay to performance-based cash and equity incentives;
✔	Align annual incentive payouts to company-based performance goals;
✔	Vest equity awards to named executive officers over a three-year period and only if performance metrics are attained;
✔	Subject incentive compensation (including cash and equity) to a clawback policy;
✔	Require directors to meet stock ownership targets and retention guidelines;
✔	Engage with stockholders regarding governance and/or executive compensation issues;
✔	Conduct an annual risk assessment of our executive compensation program; and
✔	Conduct an annual say-on-pay vote.
What we don’t do
✘	Pay current dividends or dividend equivalents on unearned performance shares and unvested restricted stock units;
✘	Permit option repricing without stockholder approval;
✘	Provide significant perquisites;

✘	Pay tax gross-ups to executives;
✘	Provide supplemental executive retirement benefits; or
✘	Permit hedging for any employee or, without the approval of the Audit Committee, pledging by executive officers or directors.
Compensation Decision-Making Process
The Compensation Committee is responsible for establishing, implementing and overseeing our compensation program, and reviews and approves our compensation philosophy and objectives. Consistent with its charter, the Compensation Committee annually reviews and approves the base salary, annual incentive opportunity, long-term incentive opportunity, employment and severance agreements and any special or supplemental benefits for each of the NEOs and any other executive officers, Section 16 officers and employees of the Company earning a base salary of $400,000 or more. The Compensation Committee exercises independent judgment in establishing executive compensation and considers a variety of factors, including the Company’s financial and operating performance, the executive’s individual performance, the scope of the executive’s responsibilities, internal pay relationships, the design of existing compensation arrangements and the Company’s compensation philosophy. The Compensation Committee does not apply a fixed formula or assign a specific weighting to these factors, but instead exercises its business judgment in determining the overall compensation of each executive officer.
The compensation of our Chief Executive Officer is determined by the Compensation Committee in executive session. The Chief Executive Officer evaluates the performance of each of the other executive officers and provides recommendations to the Compensation Committee regarding their compensation. While the Compensation Committee considers the Chief Executive Officer’s recommendations, the Compensation Committee independently reviews and determines the compensation of each executive officer. The Compensation Committee reviews each element of compensation individually, as well as the overall compensation package for each executive officer, to ensure that the program appropriately rewards performance, supports retention and aligns management’s interests with those of our stockholders.
Neither the Compensation Committee nor management retained or received advice from an independent compensation consultant during Fiscal 2026 in connection with the determination or recommendation of the amount or form of executive or director compensation. Instead, the Compensation Committee based its decisions on its independent judgment after considering the factors described above and publicly available information regarding executive compensation practices that the Compensation Committee believed to be relevant.
Continuous Improvement in our Compensation Plans
The Compensation Committee continues to review and refine the Company’s executive compensation program to further align pay with Company performance and to ensure the integrity of the Company’s executive compensation program. The Compensation Committee considered the “say-on-pay” stockholder advisory vote held in March 2026 to be supportive of the Company’s pay practices. Over 90% of stockholder votes cast were in favor of the executive officer compensation as described in our 2025 proxy statement. The Board of Directors values stockholder feedback and will continue to proactively engage with our stockholders on these and other issues as well as periodically reviewing our compensation practices to ensure they are aligned with stockholder interest and are competitive with companies in the markets in which we compete.
Compensation Philosophy and Objectives
We are engaged in a very competitive and rapidly changing industry. Accordingly, the Compensation Committee aims to create total compensation packages that are competitive with programs offered by other companies with which we compete for talent. At the same time, our Compensation Committee believes that a significant portion of the compensation paid to our executive officers should be tied to our performance, execution of our strategic plan and the value we create for stockholders.

The Compensation Committee’s objectives are to:
•	attract, retain, and motivate talented executives responsible for the success of our organization;
•	provide compensation to executives that is externally competitive, internally equitable, performance-based, and aligned with stockholder interests; and
•
ensure that total compensation levels are reflective of company and individual performance and provide executives with the opportunity to receive above-market total compensation for exceptional business performance.

Overview of Compensation Program Design
Elements of Pay
Our compensation structure is primarily composed of base salary, performance-based annual incentive compensation and performance-based and time-vested long-term equity incentives.
Base Salary
We pay our NEOs a base salary to provide them with a guaranteed minimum compensation level for their services. An NEO’s base salary is determined by evaluating the external competitive marketplace, internal equity and individual contributions.

Named Executive Officer	Base Salary in Fiscal 2025	Base Salary in Fiscal 2026	Percentage Change
Jonathan Shar	$550,000	$600,000	9.1%
Jason Snagusky	$400,000	$400,000	0%
Christopher Neumann	$450,000	$450,000	0%

Performance-Based Annual Incentive Compensation
Historically, our NEOs have been eligible to receive an annual bonus tied to predetermined performance criteria. The annual incentive plan approved for Fiscal 2026 had been based on targets set prior to our restatement of financial information for certain periods in fiscal 2024 and fiscal 2025, and was not attained in light of the restatement. However, the Compensation Committee retained the discretion to award individual discretionary bonuses based upon Fiscal 2026 results and other relevant considerations. Following a review of performance and such considerations, the Compensation Committee approved discretionary bonuses to Mr. Shar in the amount of $200,000 and Mr. Neumann in the amount of $30,000.
Long-Term Equity Incentives
Long-term equity incentives are a critical component of the Company’s compensation program. They are designed to promote the Company’s long-term financial interests and growth, to attract, motivate, and retain key employees, and to align the interests of management with those of the Company’s stockholders. The Company grants long-term equity incentive awards under the Company’s Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”), which is administered by the Compensation Committee. The Compensation Committee reviews, discusses and approves the types and number of awards made to senior management, including the NEOs, and approves the terms, conditions and limitations applicable to each award. Although the Compensation Committee does not follow a policy of making annual equity grants, it reviews the Company’s long-term incentive program each year and determines whether additional grants are appropriate based on the Company’s circumstances and the outstanding equity incentives held by executives.
Fiscal 2025 PSU Awards. The Company has granted PSUs to employees (including our NEOs) in Fiscal 2025 that include both a service condition and market condition in order for PSUs to vest (and such PSU awards granted prior to February 1, 2025 were amended effective February 1, 2025 to clarify certain vesting terms) (the “Fiscal 2025 PSU Awards”). As amended, 1/3 of the target number of PSUs become eligible to vest upon the Company’s Common Stock achieving a price per share (measured using a 100-day average volume weighted average price (“VWAP”)) for each of three tranches of $10, $15, and $20, respectively. In the case of the first tranche, the VWAP was measured based on a 100 calendar day average and has been satisfied, and such first tranche PSUs vested on September 20, 2025 subject to the employee’s continued employment through such date, although in the case of Covered Persons and certain other key employees, such vesting was suspended for a period of time – see Recovery of Erroneously Awarded Compensation on page 34. In the case of the second and third tranches, the VWAP is measured based on a 100 trading day average, and upon achievement of such tranche 50% of the PSUs associated with such tranche would vest on the later of September 20, 2026 (the second anniversary of the grant date) and the date of achievement of the milestone, and the remaining 50% of the PSUs associated with such tranche would vest on the later of September 20, 2027 (the third anniversary of the grant date) and the date of achievement of the milestone. There is a period of seven years from the grant date in order to achieve the specific target share price performance milestones.
Other Components of Compensation
401(k) Plan. Each of our NEOs is entitled to participate in our tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees, other than the Company’s recently reinstituted matching program, which is only available to employees whose annual compensation does not exceed $200,000. The 401(k) plan provides our employees, including our NEOs, with a way to accumulate tax-deferred savings for retirement. In fiscal 2026, the Company’s 401(k) plan match was a discretionary year end contribution. In July 2026, the Compensation Committee approved a matching program, whereby participating employees whose annual compensation does not exceed $200,000 can receive a 50% match up to 3% of their eligible compensation. We do not provide supplemental executive retirement benefits.
Limited Perquisites and Other Compensation. The Company’s NEOs are entitled to only the limited perquisites set forth in their employment agreements or letters and disclosed in the footnotes to the “Summary Compensation Table” on page 28.
Severance and Change of Control Payments and Benefits. Messrs. Shar, Snagusky, and Neumann have employment letter agreements that contain severance and change in control benefits. The agreements provide for certain severance payments and benefits upon termination of employment by the Company without cause or by the NEO for good reason (including upon termination within two years following a change of control). The triggering events that would result in the severance payments and benefits and the amount of those payments and benefits are intended to provide our NEOs with financial protection upon loss of employment and to support our executive retention goals and enable our NEOs to focus on the interests of the Company in the event of a potential change of control. The Company does not pay any tax gross-ups in connection with the severance payments. The Compensation Committee believes that the terms of the employment agreements, including triggering events and amounts payable, are competitive with severance protection being offered by other companies with whom we compete for highly qualified executives. The material terms of these agreements, as in effect for Fiscal 2026, are described in the section entitled “Narrative to the Summary Compensation Table – Employment Arrangements with the Named Executive Officers.”
Governance Policies
Compensation Recovery Policy
The Board of Directors adopted the Compensation Recovery Policy (the “Clawback Policy”) effective as of October 2, 2023, as required by NYSE listing standards and Section 10D of the Exchange Act. The Clawback Policy requires the Compensation Committee to take action to recover erroneously received incentive compensation from certain current and former executive officers (the “Covered Officers”), in the event that the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. The Clawback Policy only applies to incentive-based compensation received by Covered Officers on or after the effective date of the policy, and during the three completed fiscal years immediately preceding the applicable restatement trigger date, in excess of what would have been received under the circumstances reflected by such restatement, and applies irrespective of the responsibility of the Covered Officer for the accounting restatement.
Insider Trading Policy
The Company’s Insider Trading Policy applicable to all directors, officers and employees prohibits insider trading when the person is aware of material nonpublic information and restricts directors, officers with the title of Vice President and above, and certain other employees determined to have potential access to insider information from trading in Company stock during predetermined blackout periods. In addition, all Board members, certain individuals who are subject to Section 16 of the Exchange Act, and all other employees who have been notified by the Company’s General Counsel that they are subject to pre-clearance procedures to pre-clear any trades.

Prohibition on Hedging and Pledging Transactions
The Company’s Insider Trading Policy prohibits employees, including directors and executive officers, from hedging their ownership of Company stock, including selling Company stock short, buying or selling puts or calls or other derivative instruments related to Company stock. Directors and executive officers are also prohibited from pledging Company stock, purchasing Company stock on margin or incurring any indebtedness secured by a margin or similar account in which Company stock is held, without prior approval of the Audit Committee.
Executive Stock Ownership Guidelines
In light of the significant PSU grants made in Fiscal 2025 to employees, the Board determined that the Company’s leadership team was appropriately aligned with Company performance and suspended the Company’s executive stock ownership guidelines. The Board will revisit the need for executive stock ownership guidelines from time to time based on the Company’s performance.
Compensation Policies and Practices as Related to Risk Management
The Compensation Committee conducted its risk assessment of the Company’s incentive compensation plans covering employees. The Compensation Committee evaluated the levels of risk-taking to determine whether they are appropriate in the context of the Company’s strategic objectives, the overall compensation arrangements, and the Company’s overall risk profile. The Compensation Committee believes the following elements of the Company’s executive compensation program mitigate potential risks:
•	a balance among short- and long-term incentives; cash and equity-based compensation; and fixed and variable pay;
•	multiple performance metrics;
•	the Clawback Policy;
•	the Company’s anti-hedging and pledging policies; and
•	limited change-in-control benefits.
The Compensation Committee concluded the Company has a balanced pay-for-performance executive compensation program that does not encourage excessive risk-taking and the Company does not maintain compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.
Equity Grant Practices
We have not granted stock options since 2022, and we do not make any grants of stock appreciation rights or similar option-like instruments. Although we do not have a formal policy with respect to the timing of our equity award grants, in the recent past, the majority of our equity awards have been granted on an annual basis in the first quarter of the fiscal year. New hire and ad hoc grants may be granted throughout the year. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.
Tax and Accounting Considerations
The overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the pay component and the stockholder value that management and the Compensation Committee believe the pay component reinforces. In structuring the compensation for our NEOs, our Compensation Committee will review a variety of factors, including the possible tax and accounting consequences applicable to the Company or its executives. In particular, section 162(m) of the Code limits our ability to deduct remuneration paid to our executives exceeding $1 million. However, this is not the driving or most influential factor and the Compensation Committee has approved in the past and specifically reserves the right to pay or approve nondeductible compensation currently and in the future.

EXECUTIVE COMPENSATION
Unless otherwise stated, the compensation tables included in this section reflect amounts paid or payable or awards granted to our NEOs by the Company under the Company’s compensation plans and programs during Fiscal 2024, Fiscal 2025 and Fiscal 2026.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Jonathan Shar(5) Chief Executive Officer	2026	594,231	200,000	—	—		1,310	795,540
	2025	571,154	200,000	3,458,400	—		1,718	4,231,272
	2024	550,000	600,000	—	—		8,097	1,158,097
Jason Snagusky(6) Executive Vice President, Chief Financial Officer	2026	400,000	—	—	—		1,310	401,310
	2025	379,808	—	793,333	—		1,718	1,174,859
Christopher Neumann(7) Executive Vice President, General Counsel and Corporate Secretary	2026	450,000	30,000	—	—		1,310	481,310
	2025	77,885	—	670,133	—		304	748,322

(1)	This column represents base salary earned during each fiscal year.
(2)	Amounts reported under this column represent discretionary cash bonuses for Fiscal 2026.
(3)
Amounts reported under the Stock Awards column represent Performance Share Unit (“PSU”) grants. The grant date fair value of RSU and PSU awards is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The stock awards value is determined to be the fair market value of the underlying Company shares on the grant date, which is determined based on the closing price of the Company’s Common Stock on the grant date. These amounts do not reflect compensation actually received by the NEO.

(4)	This column represents the value of all other compensation, as detailed in the table below under the heading “All Other Compensation.”
(5)	Mr. Shar was appointed Chief Executive Officer effective June 10, 2024.
(6)	Mr. Snagusky was appointed Chief Financial Officer effective January 4, 2025.
(7)	Mr. Neumann was appointed General Counsel and Corporate Secretary on March 3, 2025.

All Other Compensation Table

Name and Principal Position	Fiscal Year	Long-Term Disability Insurance(1) ($)	Life and AD&D Insurance(2) ($)	401(k) Company Match ($)	Cell Phone ($)	Total Other Compensation ($)
Jonathan Shar	2026	—	110	—	$1,200	$1,310
	2025	—	418	—	$1,300	$1,718
	2024	—	466	6,431	$1,200	$8,097
Jason Snagusky	2026		110		$1,200	$1,310
	2025	—	418	—	$1,300	$1,718
Christopher Neumann	2026		110		$1,200	$1,310
	2025	—	4	—	$300	$304

(1)	This represents the premiums paid by the Company for long-term disability insurance.
(2)	This represents the premiums paid by the Company for life and accidental death and dismemberment insurance.
Narrative to the Summary Compensation Table
Employment Arrangements with the Named Executive Officers
The Company has entered into an employment agreement or employment letter with each of the NEOs and compensation of each of these NEOs is based on their respective employment agreement or employment letter, as the case may be, as well as their job responsibilities.
Employment Arrangements - General Provisions
Each of Messrs. Shar, Snagusky and Neumann are eligible for a minimum target annual incentive compensation award of not less than 85%, 75%, and 50%, respectively, of his base salary, as determined by the Compensation Committee.
Each of our NEOs is entitled to all other benefits afforded to executive officers and employees of the Company.
Under their respective employment letters with the Company, our NEOs are subject to certain restrictive covenants regarding competition, solicitation, confidentiality and disparagement. Each NEO is restricted by a non-competition and non-solicitation covenant during their term of employment and for a one-year period thereafter. The confidentiality and non-disparagement covenants apply during the term of each NEO’s respective employment letter and at all times thereafter.
Employment Arrangements - Severance and Change of Control Benefits
If the employment of Messrs. Shar, Snagusky or Neumann is terminated by the Company without “cause” or by the NEO for “good reason,” such NEO would be entitled, provided he signs a release of claims against the Company, to a lump-sum severance payment equal to one times annual base salary (50% of base salary and target bonus in the case of Mr. Neumann), and in the case of Mr. Shar company-paid COBRA premiums for twelve months.
Further, if the employment of Messrs. Shar, Snagusky or Neumann is terminated by the Company without “cause” or by the NEO for “good reason” within the period beginning 90 days prior to and ending two years following a “change of control” of the Company, such NEO would be entitled to a lump-sum severance payment equal to one times (two times in the case of Mr. Shar) (a) annual base salary; (b) the target annual incentive compensation for the fiscal year in which termination takes place (or in effect as of the change of control, if higher, in the case of Mr. Shar); and (c) in the case of Mr. Shar company-paid COBRA premiums for up to twelve months. However, if such severance payments trigger the “golden parachute” excise tax under Sections 280G and 4999 of the Code, the severance benefits for an NEO would be reduced if such reduction would result in a greater after-tax benefit to such NEO.
Except as otherwise provided by the applicable award agreement, if the successor company assumes or substitutes for an outstanding equity award, such award will continue in accordance with its applicable terms and will not be accelerated.
In the case of PSU Awards, in the event of a change of control during the performance period, and provided the participant remains employed through the closing of the transaction, any outstanding PSUs will be evaluated against the per share deal price to determine whether performance milestones are achieved. PSUs deemed to have met the applicable milestones will vest immediately prior to the change of control, and any unearned PSUs will be forfeited.
Outstanding Equity Awards at Fiscal Year End
The following table summarizes the equity awards the Company made to our NEOs that were outstanding as of the end of Fiscal 2026. In accordance with the applicable SEC disclosure guidance, this table and the accompanying footnotes do not account for any awards that may have been exercised or have vested or been forfeited pursuant to their terms in the ordinary course since the end of Fiscal 2026.
Stock Awards

Name	Grant Date	Type of Award	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Jonathan Shar	9/20/24	PSU	360,000	$3,697,200
Jason Snagusky	2/21/25	PSU	60,000	$616,200
	9/20/24	PSU	20,000	$205,400
Christopher Neumann	3/12/25	PSU	80,000	$821,600

(1)
PSU Awards vest upon achievement of both a service condition and market condition, as described above under the heading “Compensation Overview—Overview of Compensation Program Design—Long-Term Equity Incentives—Fiscal 2025 PSU Awards”.

(2)	Market values have been calculated using the closing price of our Common Stock on May 1, 2026, the last trading day of Fiscal 2026, which was $10.27.
Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date
Jonathan Shar	1,085	—	246	9/22/30
	1,085	—	500	9/22/30
	396	—	1,080	9/23/31
	428	—	1,330	9/23/31
	297	99	236	6/16/32
	321	107	486	6/16/32

(1)	Share numbers and option exercise prices reflect adjustments following the Company’s 1-for-100 reverse stock split effective June 11, 2024.

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Fiscal Year	Summary Compensation Table Total for CEO 1 ($)(1)	Summary Compensation Table Total for CEO 2 ($)(2)	Compensation Actually Paid to CEO 1 ($)(1)(3)	Compensation Actually Paid to CEO 2 ($)(2)(3)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers (“NEOs”) ($)(4)	Average Compensation Actually Paid to Non-CEO NEOs ($)(3)(4)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)(5)	Net Income ($ thousands)
2026	795,540	—	733,545	—	441,310	429,283	$6.58	16,872
2025	4,231,272	2,162,225	4,441,154	2,111,019	907,928	960,830	$6.64	(65,825)
2024	—	1,787,099	—	895,431	985,254	838,305	$12.75	(75,749)

(1)	Mr. Shar was appointed CEO on June 10, 2024
(2)	Michael Huseby served as CEO in Fiscal 2024 and Fiscal 2025 through June 10, 2024
(3)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the end of the applicable fiscal year or, if earlier, the vesting date (rather than the grant date). NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the fair value of the award.

(4)	The non-CEO named executive officers include the following individuals in each year:
2026: Messrs. Snagusky and Neumann
2025: Messrs. Shar, Miller, Snagusky, and Neumann, in each case for the portion of the year in which each such person served as an NEO (and in the case of Mr. Shar for the period in which he was an NEO, but not CEO)
2024: Messrs. Watson, Miller, Shar and Henderson and Ms. Paul
(5)	Total Stockholder Return is determined based on the value of an initial fixed investment of $100 on April 29, 2023.
The following table outlines the adjustments made to the compensation earned by our CEO and non-CEO NEOs, as presented in the Summary Compensation Table, to derive the Compensation Actually Paid to our CEO and non-CEO NEOs.

Item and Value Added (Deducted)	2026 ($)	2025 ($)	2024 ($)
For CEO 1 (Shar):
Summary Compensation Table Total	795,540	4,231,272	—
- Summary Compensation Table “Option Awards” column value	—	(3,458,400)	—
- Summary Compensation Table “Stock Awards” column value	—	—	—
+ Year End fair value of outstanding and unvested equity awards granted in the fiscal year	—	3,669,662	—
+/ - change in fair value of outstanding and unvested equity awards granted in prior years	(62,192)	233	—
+ vest date fair value of equity awards granted in the covered year	—	—	—
+/ - change in fair value of prior-year equity awards vested in the fiscal year	197	(1,613)	—
- Fair value of awards granted during prior year forfeited during year determined as of prior year end	—	—	—
Compensation Actually Paid	733,545	4,441,154	—
For CEO 2 (Huseby):
Summary Compensation Table Total	—	2,162,225	1,787,099
- Summary Compensation Table “Option Awards” column value	—	—	—
- Summary Compensation Table “Stock Awards” column value	—	—	—

Item and Value Added (Deducted)	2026 ($)	2025 ($)	2024 ($)
+ Year End fair value of outstanding and unvested equity awards granted in the fiscal year	—	—	—
+/- change in fair value of outstanding and unvested equity awards granted in prior years	—	—	(660,563)
+ vest date fair value of equity awards granted in the covered year	—	—	—
+/- change in fair value of prior-year equity awards vested in the fiscal year	—	—	(231,105)
- fair value of awards granted during prior year forfeited during year determined as of prior year end	—	(51,206)	—
Compensation Actually Paid	—	2,111,019	895,431
For Non-CEO NEOs (Average)
Summary Compensation Table Total	441,310	907,928	985,254
- Summary Compensation Table “Option Awards” column value	—	—	—
- Summary Compensation Table “Stock Awards” column value	—	(487,822)	—
+ Year End fair value of outstanding and unvested equity awards granted in the fiscal year	—	543,596	—
+/- change in fair value of outstanding and unvested equity awards granted in prior years	(12,045)	(99)	(86,179)
+ vest date fair value of equity awards granted in the covered year	—	—	—
+/- change in fair value of prior-year equity awards vested in the fiscal year	18	(806)	(32,382)
- fair value of awards granted during prior year forfeited during year determined as of prior year end	—	(1,967)	(28,388)
Compensation Actually Paid	429,283	960,830	838,305

Relationship Between Compensation Actually Paid and Company Performance
The following graphs graphically address the relationship over the past three years between Compensation Actually Paid (CAP) for our CEO and non-CEO NEOs as compared to our cumulative Total Stockholder Return (TSR) and GAAP net income.

Compensation Actually Paid vs Net Income (in thousands)
Compensation Actually Paid
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Net Income
$40,000
$20,000
$-
$(20,000)
$(40,000)
$(60,000)
$(80,000)
2024
2025
2026
PEO 1 CAP
PEO 2 CAP
Non-PEO NEO Average CAP
Net Income

Compensation Actually Paid vs Cumulative TSR
Compensation Actually Paid
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Total Stockholder Return
$22.00
$18.00
$14.00
$10.00
$6.00
$2.00
$(2.00)
2024
2025
2026
PEO 1 CAP
PEO 2 CAP
Non-PEO NEO Average CAP
Cumulative BNED TSR

Recovery of Erroneously Awarded Compensation
Revisions to Financial Statements
As previously disclosed, the Audit Committee determined that the Company was required to restate certain previously reported financial results in fiscal 2024 and fiscal 2025 (the “Restatement”) to correct certain misstatements discovered in connection with the Audit Committee’s investigation.
Clawback Analysis and Recovery
The Restatement required the Compensation Committee to review incentive-based compensation received by Covered Officers during the applicable recovery period pursuant to the Company’s Clawback Policy.
Fiscal 2025 PSU Awards. During September 2024 through March 2025, the Company granted the Fiscal 2025 PSU Awards (as described above under “Compensation Overview—Overview of Compensation Program Design—Long-Term Equity Incentives”). The performance condition for the first tranche of such PSUs, which is tied to the achievement of a $10 stock price target (as measured using a 100-calendar day VWAP), had previously been certified as having been achieved. Before the related PSUs vested, however, the Compensation Committee used its discretionary authority under our equity incentive plan to suspend the vesting of such Fiscal 2025 PSU Awards awarded to our Covered Officers and certain other key employees pending the conclusion of the Audit Committee’s investigation and the Restatement.
Following completion of the Restatement, the Compensation Committee determined, based on its reasonable estimate of the effect of the Restatement on the Company’s stock price, that the $10 stock price performance condition would not likely have been met had the restated financial information been previously available. Based on such evaluation, the Compensation Committee reversed the prior certification of such performance achievement for Covered Officers and certain other key employees. In accordance with the terms of the Fiscal 2025 PSUs Awards, the first tranche remained outstanding and eligible to vest in the future subject to achievement of both the time-based vesting requirements and stock price performance conditions, prior to the expiration date of such awards. The $10 stock price performance condition was ultimately met in June 2026.

DIRECTOR COMPENSATION
Annual Retainer
During Fiscal 2026 annual cash retainer fee for each non-employee director was $100,000 and the Chairman of the Board of Directors received an additional annual cash retainer of $100,000. In connection with the creation of the SORC, the Compensation Committee approved an annual cash retainer amount for each member of $100,000 and an additional annual retainer for the Chairperson of the SORC of $75,000. There are no additional retainers for service on any other committee.
Equity Compensation
Each non-employee director is eligible to receive an annual grant of restricted stock units with a grant date fair value of $200,000. Such awards are granted the day following the Annual Meeting at which each individual director is elected by a majority of stockholders voting and vest on the earlier of one year from the grant date and the date of the next annual meeting, and will also be subject to full acceleration upon a change of control of the Company. Directors have the option to defer receipt of such awards under the Company’s director’s deferral plan.
Director Stock Ownership and Retention Guidelines
In 2016, the Board of Directors adopted Director Stock Ownership and Retention Guidelines, which require each non-employee director to maintain a minimum stock ownership amount equal to four times the annual cash retainer, which currently equals $400,000. Directors have a three-year period following their appointment or election to the Board to achieve the minimum ownership level. Shares beneficially owned by a director and vested shares or units are deemed to be owned for purposes of the ownership guidelines. A director is deemed to have complied with these guidelines once they hold a number of shares sufficient to satisfy the minimum ownership level, regardless of subsequent fluctuations in the market price of the Company’s Common Stock. Directors are required to retain 100% of net-after-tax shares earned from the annual equity grants until the then-current minimum ownership level is met and may not sell or otherwise transfer Common Stock unless he or she has satisfied the then-current minimum ownership level.
Based on the Company’s stock price as of the end of Fiscal 2026, among the current directors, Mr. Martin and Mr. Singer are in compliance with the current Director Stock Ownership and Retention Guidelines. Ms. Hoffman, Mr. Madnani, Ms. Walker and Ms. Warren are still within the initial period to achieve the minimum ownership level and are expected to meet the ownership minimum level upon vesting of outstanding RSUs in September 2026.
Director Compensation Table
The compensation for our directors who served as directors for the Company in Fiscal 2026 is as follows:

Name	Paid in Cash	Number of Restricted Stock Units (Number of Shares)	Value(1)	Total Compensation
Elias Nader (2)	$85,674	—	—	$85,674
Emily Hoffman	$100,000	23,867	$245,114	$345,114
Sean V. Madnani	$100,000	23,867	$245,114	$345,114
William C. Martin	$300,000	23,867	$245,114	$545,114
Eric Singer	$275,000	23,867	$245,114	$520,114
Kathryn Eberle Walker	$100,000	23,867	$245,114	$345,114
Denise Warren	$100,000	23,867	$245,114	$345,114

(1)	Market values have been calculated using the closing price of our Common Stock on May 1, 2026, the last trading day of Fiscal 2026, which was $10.27.
(2)	Elias Nader served on the Board through March 10, 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policy and Procedures Governing Related Person Transactions
Our Audit Committee of the Board of Directors utilizes procedures in evaluating the terms and provisions of proposed related party transactions or agreements in accordance with the fiduciary duties of directors under Delaware law. Our related party transaction procedures contemplate Audit Committee review and approval of all new agreements, transactions or courses of dealing with related parties, including any modifications, waivers or amendments to existing related party transactions. We conduct tests to ensure that the terms of related party transactions are at least as favorable to us as could have been obtained from unrelated parties at the time of the transaction. The Audit Committee considers, at a minimum, the nature of the relationship between us and the related party, the history of the transaction (in the case of modifications, waivers or amendments), the terms of the proposed transaction, our rationale for entering into the transaction and the terms of comparable transactions with unrelated third parties. In addition, management and internal audit annually analyze all existing related party agreements and transactions and review them with the Audit Committee.
Related Person Transactions
We believe that the transactions and agreements discussed below between us and related third parties are at least as favorable to us as could have been obtained from unrelated parties at the time they were entered into.
MBS Textbook Exchange, LLC
MBS Textbook Exchange, LLC (“MBS”), which was majority owned by Leonard Riggio (“Mr. Riggio”), was acquired in February 2017, and is now a wholly-owned subsidiary of the Company. Mr. Riggio had been a principal owner holding more than 5% of our Common Stock until June 25, 2024, when he filed a Schedule 13D/A (reporting for June 11, 2024), which reports Mr. Riggio’s beneficial ownership of the Company’s Common Stock at the time as 0.1%. MBS leases its main warehouse and distribution facility located in Columbia, Missouri from MBS Realty Partners, L.P., which is majority-owned by Mr. Riggio, with the remaining ownership by other sellers of MBS. The lease was originally entered into in 1991 (the “MBS Lease”) and included a renewal option that extended the lease term through September 1, 2023. Effective January 1, 2023, MBS amended the lease to lower the rent and extend the term to December 31, 2024. Effective January 1, 2025, the MBS Lease was amended to further decrease the rent and extend the term to December 31, 2028. In Fiscal 2025, rent payments to MBS Realty Partners L.P. were approximately $0.7 million.
TopLids LendCo, LLC
TopLids LendCo, LLC (“TopLids”) was an owner of more than 5% of our Common Stock throughout Fiscal 2024 and portions of Fiscal 2025, until May 15, 2025, when TopLids filed a Schedule 13G/A (reporting for March 31, 2025), which reported TopLids’ beneficial ownership of the Company’s Common Stock at the time as 4.9%. TopLids is an affiliate of Fanatics Retail Group Fulfillment, LLC and Fanatics Lids College, Inc. (collectively referred to herein as the “F/L Relationship”), which previously entered into merchandising and e-commerce service provider agreement with us. On June 7, 2022, we entered into a Term Loan Credit Agreement with TopLids LendCo, LLC and Vital Fundco, LLC. In Fiscal 2025, total commission revenue from the F/L Relationship was $126.9 million.
Vital Fundco, LLC
As disclosed above, Vital Fundco, LLC (“Vital Fundco”) currently owns more than 5% of our Common Stock. Vital Fundco is a subsidiary of Vital Technologies, Inc. On June 7, 2022, we entered into a Term Loan Credit Agreement with TopLids LendCo, LLC and Vital Fundco. We have contracted with VitalSource Technologies, LLC to provide digitally formatted courseware, from all major publishers. Total purchases from Vital Fundco were $573.4 million and $454.5 million, in Fiscal 2026 and in Fiscal 2025, respectively.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDMENT TO THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
The Company’s Amended and Restated Equity Incentive Plan (the “Plan”) provides for grants of stock options, stock appreciation rights, restricted stock and restricted stock units and performance awards to our non-employee directors, employees, consultants and/or advisors of the Company. We believe the Plan assists the Company and its affiliates in attracting and retaining selected individuals who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company.
On June 25, 2026, the Board of Directors approved an amendment to the Plan (the “Plan Amendment”) to increase the number of shares of Common Stock available for issuance under the Plan by 500,000, subject to approval of our stockholders.
The Plan Amendment is attached as Appendix A to this Proxy Statement. The full text of the Plan is attached as Appendix A to the Company’s Proxy Statement (Form DEF 14A), filed with the SEC on August 12, 2024, and the key features of the Plan are described in detail below. As of July 27, 2026, the closing price of one share of our Common Stock on the New York Stock Exchange was $12.84.
Key Features of the Plan
Fixed Reserve of Shares. The number of shares of common stock available for grant under the Plan is fixed and will not automatically increase because of an “evergreen” feature; stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation program.
No Repricing. The Plan prohibits the repricing of awards without stockholder approval.
Award Limitations. The Plan places limitations on the number of shares of Common Stock underlying Awards that can be granted to participants and the amount of cash and equity compensation that may be paid to non-employee directors.
No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares on the date of grant.
No Liberal Definition of “Change in Control”. The change in control definition is not a “liberal” definition that would be triggered on mere stockholder approval of a transaction.
Limitation on Term of Stock Options and Stock Appreciation Rights. The maximum term of a stock option or stock appreciation right is 10 years.
No Dividends or Dividend Equivalents on Unvested or Unearned Awards. Current payment of dividends or dividend equivalent rights on unvested or unearned awards is prohibited.
Double-Trigger Vesting. The vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination of employment.
Clawback. Awards granted under the Plan are subject to our clawback and/or recoupment policies.
Hedging and Pledging. Directors and executive officers are prohibited from hedging, and may not pledge our stock without the approval of the Audit Committee.
Performance Awards. The Compensation Committee may grant performance-based awards that vest based on the achievement of performance goals established by the Compensation Committee.
Independent Compensation Committee. Our Compensation Committee, which administers the Plan, consists entirely of independent directors.
No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.
Background for Requested Share Reserve Increase
The sole effect of the Plan Amendment is to increase the total number of shares of common stock issuable under the Plan from 2,179,093 shares to 2,679,093. No other material terms of the Plan will change, and outstanding awards under the Plan will continue in effect in accordance with their terms.

The increase to the number of shares available to grant under the Plan will enable us to better deliver market competitive compensation packages to our employees and continue to attract and retain top talent that is key to the successful execution of our business strategy. The Compensation Committee believes equity compensation is an important component of compensation because it aligns participants’ interests with those of stockholders while conserving cash resources. If we do not increase the number of shares remaining under our Plan, we will not have sufficient shares for future employee grants, thereby significantly impairing our ability to attract and retain top talent.
In determining the proposed number of additional shares to request, the Compensation Committee considered a number of factors, including:
•	Remaining shares available under the Plan,
•	Historic and projected equity granting practices, and
•	Current and total potential dilution of outstanding awards, remaining available shares, and newly requested shares.
As of July 15, 2026, 148,214 shares reserved for future issuance under the Plan remain. Based on the Company’s current equity grant practices, the Compensation Committee expects the requested increase to provide sufficient shares for approximately two to three years.
If the foregoing Plan Amendment is approved by the Company’s stockholders, it will be effective as of September 24, 2026, the date of such stockholder approval. If the Plan Amendment is not approved by our stockholders, then the Plan will continue in existence in its current state, and will remain in effect until terminated by the Company or until all shares available for awards under the Plan have been granted.
Plan Benefits
Our named executive officers and directors have an interest in this proposal as they are eligible to receive equity awards under the Plan. Each of our non-employee directors serving on our Board on the date of this Annual Meeting is eligible to receive an annual grant of restricted stock units with a grant date fair value of $200,000 as part of their annual retainer. For additional information about our non-employee director compensation, see the section entitled “Director Compensation” above. Future awards under the Plan to our executive officers and other employees are discretionary and are subject to the determination of the Compensation Committee. At the present time, no specific determination has been made as to the grant or allocation of awards. Because the amount and timing of future awards are not presently determinable, it is not possible to determine the benefits or amounts that will be received by any participant if the Plan Amendment is approved.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE COMPANY’S AMENDMENT TO THE AMENDED AND RESTATED
EQUITY INCENTIVE PLAN.

DESCRIPTION OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
The following summary is qualified in its entirety by reference to the full text of the Plan, as proposed, which the full text of the Plan of which is attached as Appendix A to the Company’s Proxy Statement (Form DEF 14A), filed with the SEC on August 12, 2024.
Effective Date and Term
The Plan originally became effective on July 13, 2015 and it was amended and restated effective as of September 23, 2021, on October 5, 2023, and again on September 18, 2024. If the Plan Amendment is approved by the stockholders, the effective date of the Plan Amendment will be September 24, 2026, the date of such approval.
Stock Limits and Share Recycling
If the Plan Amendment is approved, the aggregate Plan Share Limitation will increase from 2,179,093 shares to 2,679,093 shares. Based on the 148,214 shares remaining available as of July 15, 2026, the amendment would increase the available reserve to 648,214 shares, subject to subsequent activity under the Plan. Any common stock that is the subject of an award under the Plan shall be counted against the limit as one share for every share issued. In general, common stock is counted against the limit only to the extent that it is actually issued. Thus, stock subject to any award under the Plan which terminates by expiration, forfeiture, cancellation or otherwise is settled in cash in lieu of stock, or exchanged for awards not involving stock, shall again be available for grant. Awards that are required to be settled in cash will not reduce the number of shares of the Company’s common stock available for grant. Substitute awards shall not reduce the shares authorized for issuance under the Plan or authorized for grant to a participant in any calendar year. If shares issued upon vesting or settlement of an award, or shares owned by a participant, are surrendered or tendered to the Company in payment of any taxes required to be withheld in respect of such award, such surrendered or tendered shares shall again become available to be delivered pursuant to awards under the Plan; provided, however, that shares surrendered or tendered to the Company in payment of the exercise price of an option or any taxes required to be withheld in respect of an option or stock appreciation right shall not become available again to be delivered pursuant to awards granted under the Plan.
Additionally, the Plan imposes certain per-participant award limits. In any fiscal year of the Company (subject to certain adjustments resulting from corporate transactions as discussed in the following paragraph), no participant may be granted awards with respect to more than 1.5 million shares. Canceled awards, and awards settled in cash, will continue to be counted towards this limitation. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single fiscal year, together with any amounts paid to such directors for annual and committee retainer fees, during any 12-month period shall not exceed $700,000.
The number, class and kind of securities that may be issued, the number, class and kind of securities subject to outstanding awards, the option price or base price applicable to outstanding awards, the per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits and other corporate events or transactions. The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events such as mergers, recapitalizations, consolidations, spin-offs and other corporate reorganizations. However, the Compensation Committee cannot make any adjustments that would cause an award not otherwise “deferred compensation” within the meaning of Section 409A of the Code to become or create “deferred compensation” under Section 409A of the Code.
Other Company Plans
Stock available under the Plan may be used by the Company as a form of payment of performance-based compensation under other Company compensation plans, whether or not existing on the date hereof. To the extent any stock is used by the Company under its other compensation plans, this stock will reduce the then number of shares available under the Plan for future awards, but will not be subject to the fiscal year stock or dollar limitations referred to above.
Administration
The Compensation Committee is responsible for administering the Plan and has the discretionary power to interpret the terms and intent of the Plan and any Plan- related documentation. The Board may remove from, add members to, or fill vacancies on, the Compensation Committee. The Compensation Committee is also responsible for determining the eligibility for awards, the types, terms and conditions of awards (including when and under what circumstances awards will vest, become exercisable or be paid or settled, subject to limitations regarding the minimum period for vesting and the attainment of certain performance criteria), whether and how an award may be settled, deferred or canceled, subject to certain limitations applicable to awards subject to performance-based vesting, whether an award will have the right to accumulate dividends, whether to accelerate the vesting or exercisability and whether to amend an outstanding award or grant a replacement award. The Compensation Committee may establish rules and regulations pertaining to the Plan and may make any determination and take any other action it deems necessary or desirable for administration of the Plan. Determinations of the Compensation Committee made under the Plan are final and binding. The Compensation Committee may delegate administrative duties and powers to a committee of one or more non-employee directors and, to the extent permitted by law, to one or more officers or a committee of officers the right to grant awards to employees who are not directors or officers of the Company and to cancel or suspend awards to employees who are not directors or officers of the Company, subject to the requirements of Rule 16b-3 of the Exchange Act and the rules of the NYSE. The full Board may at any time grant awards to non-employee directors or administer the Plan with respect to those awards.
Eligibility
Individuals eligible to receive awards under the Plan are employees and non-employee directors (including prospective employees and directors) of the Company or of any of its affiliates, and consultants and advisors (including prospective consultants and advisors) who provide services to the Company and any of its affiliates, as selected by the Compensation Committee. As of July 15, 2026, there were approximately 522 employees, including 4 executive officers, and 6 non-employee directors eligible to be granted awards under the Plan.
Options
The Compensation Committee may grant options under the Plan either alone or in addition to other awards granted under the Plan. The exercise price for options cannot be less than the fair market value of the Company’s common stock on the date of grant, which shall be the closing price of the stock as reported on the NYSE on the date of grant. The Compensation Committee may provide that an option will be automatically exercised, without further action by the holder, on the last day of such option’s exercise period if, on such day, the fair market value of the Company’s common stock to be acquired exceeds the aggregate exercise price.
The Plan expressly prohibits repricing of options/canceling an option with an exercise price that exceeds the fair market value of the stock underlying such option in exchange for another award or cash (other than in connection with a change of control). The latest expiration date of an option cannot be later than the tenth anniversary of the date of grant. The exercise price may be paid with cash or its equivalent, with previously acquired stock, or by certain other means with the consent of the Compensation Committee. With respect to options intended to qualify as “incentive stock options” as defined in Code Section 422, the maximum number of shares with respect to which such options may be granted under the Plan is 1,204,673 shares.
Stock Appreciation Rights
The Compensation Committee may grant stock appreciation rights (“SARs”) under the Plan either alone or in addition to other awards granted under the Plan. Upon the exercise of an SAR, the holder will have the right to receive the excess of (a) the fair market value of one share on the date of exercise over (b) the base price of the SAR on the date of grant, which will not be less than the fair market value of one share of the Company’s common stock on the date of grant. The Compensation Committee may provide that an SAR will be automatically exercised, without further action by the holder, on the last day of such SAR’s exercise period, if on such day, the fair market value of the stock to which such SAR relates exceeds the aggregate base price. The latest expiration date of an SAR cannot be later than the tenth (10th) anniversary of the date of grant. Upon the exercise of an SAR, the Compensation Committee will determine, in its sole discretion, whether payment will be made in cash, stock or other property, or any combination thereof. The Plan expressly prohibits repricing of SARs/canceling an SAR with a base price that exceeds the fair market value of the stock underlying such SAR in exchange for another award or cash (other than in connection with a change of control).
Restricted Stock
The Compensation Committee may award restricted stock either alone or in addition to other awards under the Plan. Restricted stock awards consist of stock that is granted to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. A holder of restricted stock is generally treated as a stockholder of the

Company (subject to certain restrictions) and has the right to vote such stock and the right to receive distributions made with respect to such stock; however, any dividends otherwise payable with respect to a restricted stock award will not be paid currently but will be accumulated until the applicable restricted stock award has vested. In the case of restricted stock awards that are subject to vesting based on the achievement of performance goals, a participant will not be entitled to receive payment for any dividends with respect to such restricted stock awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied.
Other Stock Unit Awards
Other awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, stock or other property, may be granted to participants, either alone or in addition to other awards granted under the Plan. Unlike restricted stock awards, other stock unit awards result in the transfer of stock to the participant only after specified conditions and the holder of such an award is treated as a stockholder with respect to the award when the stock is delivered in the future. Other stock unit awards may be paid in cash, stock, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. Dividends otherwise payable with respect to any other stock unit award will not be paid currently but will be accumulated until the applicable other stock unit award has vested. In the case of other stock unit awards that are subject to vesting based on the achievement of performance goals, a participant will not be entitled to receive payment for any dividends with respect to such other stock unit awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied.
Performance Awards
Performance awards may be granted under the Plan, either alone or in addition to other awards granted under the Plan. Performance awards will be earned only if the participant meets certain performance goals established by the Compensation Committee over a designated performance period. Performance awards may be paid in cash, stock, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. The performance goals to be achieved for each performance period will be determined by the Compensation Committee and may be based upon the criteria described below the heading “Performance Criteria.” Performance periods will be established by the Compensation Committee for each performance award. No participant will be entitled to receive payment for any dividends with respect to any performance awards unless, until and except to the extent that the performance goals applicable to such awards are achieved or are otherwise deemed to be satisfied.
Performance Criteria
Covered Awards will be subject to the achievement of one or more performance goals established by the Compensation Committee, which will be based on the attainment of specified levels of one or any combination of the following: sales (including same store or comparable sales); net sales; return on sales; cash flow (including operating cash flow and free cash flow); cash flow per share (before or after dividends); cash flow return on investment; cash flow return on capital; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals or ratios including those measuring liquidity, activity, profitability or leverage; return on stockholders’ equity; total stockholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; customer satisfaction; customer growth; user time spent online; unique users; registered users; user frequency; user retention; web page views; employee satisfaction; employee turnover; productivity or productivity ratios; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; gross profits; gross or net profit margin; operating margin; gross profit growth; year-end cash; cash margin; revenue; net revenue; product revenue or system-wide revenue (including growth of such revenue measures); operating earnings; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating efficiencies; average inventory; inventory turnover; inventory shrinkage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll- outs; timely launch of new facilities (such as new store openings, gross or net); sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; and recruiting and maintaining personnel; debt reduction; reductions in costs, and/or return on invested capital of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed. Any performance criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.
Additionally, the Compensation Committee may also exclude the impact of an event or occurrence that the Compensation Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges or infrequently occurring items; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (c) a change in accounting standards required by generally accepted accounting principles; (d) asset write-downs; (e) litigation or claim judgments or settlements; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) a change in the fiscal year of the Company; (i) tax law changes; (j) costs associated with refinancing or repurchase of bank loans or debt securities, unbudgeted capital expenditures; or (k) a business interruption event.
Adjustments
To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the aggregate number, class and kind of securities that may be delivered under the Plan, including certain limitations under the Plan, the number, class and kind and option or base price of securities subject to outstanding awards, the per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits and other corporate events or transactions, including a Change of Control (defined below). The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events such as mergers, recapitalizations, consolidations, spin-offs and other corporate reorganizations.
Termination of Employment
The Compensation Committee will determine how each award will be treated following termination of the holder’s employment with, or service for, the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs or other awards requiring exercise will remain exercisable.
Treatment of Awards upon a Change of Control
One or more awards may be subject to the terms and conditions set forth in a written or electronic agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a “Change of Control” (as defined in the Plan) of the Company. Unless otherwise provided in the applicable award agreement, in the event of a Change of Control, if the successor company assumes or substitutes for an outstanding award, then such award will be continued in accordance with its applicable terms and vesting will not be accelerated. If an award is not assumed or substituted for, generally it will vest and become free of all restrictions and limitations, and if the award is a performance award then the Compensation Committee will determine the portion and level of the award considered to be earned and payable. For purposes of the Plan, “Change of Control” will generally have the meaning set forth in the applicable award agreement (subject to the limitations described below). If there is no definition set forth in the applicable award agreement, “Change of Control” will mean:
i.
during any period of 24 consecutive months, a change in the composition of a majority of the Board, as constituted on the first day of such period, that was not supported by a majority of the incumbent directors;

ii.
the consummation of certain mergers or consolidations of the Company with any other corporation, or the sale of all or substantially all the assets of the Company, following which the Company’s then current stockholders cease to own more than 50% of the combined voting power of the surviving entity; or

iii.
the acquisition by a third party (other than Immersion Corporation and its affiliates) of 40% or more of the combined voting power of the then outstanding voting securities of the Company. An award agreement may provide for a different definition of Change of Control than is provided for in the Plan, any definition of Change of Control set forth in any award agreement will provide that a Change of Control would not occur until consummation or effectiveness of a Change of Control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company.

Amendments
The Board may at any time alter, amend, suspend or terminate the Plan, except that no amendment of the Plan will be made without stockholder approval if stockholder approval is required by applicable law or regulation. Stockholder approval is also generally required for any amendment that would: (a) increase the number of shares that may be the subject of awards; (b) expand the types of awards available; (c) materially expand the class of persons eligible to participate; (d) permit options or SARs to be issued or repriced at option or base prices less than 100% of fair market value; (e) increase the maximum permissible term for options or SARs; (f) modify the limitations on the number of shares or maximum dollar amounts that may be awarded to participants; or (g) permit awards to be transferred to third parties in exchange for value. No amendment to an award previously granted may materially impair the rights of any participant to whom such award was granted without such participant’s consent, provided, however, that the Board may amend, modify or terminate the Plan without the consent of such participant if it deems it necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules, provided that all participants similarly situated are similarly affected.
Transferability
Except to the participant’s spouse, domestic partner and/or children (and/or trusts and/or partnerships established for the benefit of the participant’s spouse, domestic partner or children or in which the participant is a beneficiary or partner) as approved by the Compensation Committee, awards are not transferable other than by will or the laws of descent and distribution. No award is transferable to a third party in exchange for value unless the transfer is specifically approved by the Company’s stockholders.
Clawback
The Compensation Committee may provide that an award shall be cancelled if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate of the Company or after termination of such employment or service, (a) violates a non-competition, non-solicitation or non-disclosure covenant or agreement; (b) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any of its affiliates, including fraud, or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion; or (c) otherwise violates any policy adopted by the Company or any of its affiliates relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any participant by the Company or any of its affiliates as such policy is in effect on the date of grant of the applicable award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes- Oxley Act of 2002 or any other applicable law), as may be amended from time to time. Additionally, the Compensation Committee may also provide that (i) a participant will forfeit any gain realized on the vesting or exercise of such award if the participant engages in such activities referred to in the preceding sentence; or (ii) a participant must repay the gain to the Company realized under a previously paid performance award if a financial restatement reduces the amount that would have been earned under such performance award.
Federal Income Tax Consequences to Participants
The Company believes generally that awards under the Plan will have the following consequences under current U.S. federal income tax laws. This summary deals with the general tax principles that apply and is provided only for general information purposes. Certain types of taxes, such as state and local income taxes and taxes imposed by jurisdictions outside the U.S. are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances and this summarized tax information is not tax advice.
•
Incentive Stock Options. A participant will not recognize any taxable income on grant or exercise of an incentive stock option. The exercise of an incentive stock option may, however, result in the imposition of the alternative minimum tax. The Company is not entitled to a deduction on grant or exercise of an incentive stock option unless the participant disposes of the shares within 12 months after exercise or within 2 years after the date of grant. If, however, such shares are disposed of within either of the above-described periods, then in the year of that disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of those shares on the date of exercise over the exercise price.

•
Other Awards. A participant will not recognize any taxable income on grant of non-statutory stock options, stock appreciation rights, restricted stock units or performance awards. On exercise of non-statutory stock options or stock appreciation rights, on expiration of a restriction period for restricted shares (except as described below) or the settlement of restricted share units, or on expiration of a performance period for performance awards, the participant will recognize compensation income, subject to withholding if the participant is an employee or a former employee, and the Company may be entitled to a deduction equal to the value of the Common Stock or cash the participant receives (minus, in the case of a non-statutory stock option, the option exercise price paid by the participant or in the case of a stock appreciation right, the base price applicable to the award). With respect to restricted shares, a participant may elect to recognize taxable income on the grant date in an amount equal to the fair market value of the restricted shares at such time.

Federal Income Tax Consequences to the Company
At the time and to the extent that a recipient recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Equity Compensation Plan Information
The following table sets forth information as of May 2, 2026 regarding the Company’s equity compensation plan. The only plan pursuant to which the Company may currently make additional equity grants is the Equity Incentive Plan.

Plan category	[a] Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	[b] Weighted- average exercise price of outstanding options, warrants and rights(2)	[c] Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
Equity compensation plans approved by stockholders	1,768,756	$10.71	208,180
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	1,768,756	$10.71	208,180

(1)
Represents shares of Common Stock to be issued upon vesting of outstanding restricted stock units, which shares are issued for no additional consideration plus and immaterial number (3,818) of outstanding stock options.

(2)	Represents closing share price of shares of common stock as of May 1, 2026.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
The Company’s executive compensation program is designed to advance the philosophy of the Compensation Committee of the Board of Directors of paying for performance, paying competitively and aligning pay to business objectives and the Company’s long-term strategy. To align executive pay with both the Company’s financial performance and long-term strategy, a significant portion of the NEOs’ compensation is based on the performance of the Company, and the compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through base salary and annual incentive compensation. Long-term performance is rewarded through equity-based awards, the value of which is based upon the performance of the Company’s Common Stock price.
The Compensation Committee and the Board of Directors believe that the Company’s Fiscal 2026 executive compensation program aligned well with the Compensation Committee’s philosophy and sufficiently linked to the Company’s performance.
For additional information on the Company’s executive compensation program and how it reflects the Compensation Committee’s philosophy and is linked to the Company’s performance, see the “Compensation Overview” herein.
We are asking for stockholder approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under the Compensation Overview above, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
This vote is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE FOLLOWING RESOLUTION:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Overview above, the compensation tables and narrative discussion be, and hereby is, approved.”

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed the firm of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending May 1, 2027. Although our Bylaws and applicable legal requirements do not require stockholder ratification of the selection of BDO as our independent registered public accounting firm, our Board of Directors is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice. Before selecting BDO, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it is qualified.
In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection but may elect to retain BDO. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
On July 2, 2024, the Company was informed by Ernst & Young LLP (“EY”), the Company’s then-current independent registered public accounting firm, that EY declined to stand for reappointment as the Company’s independent auditor for the Company’s fiscal year ending May 3, 2025.
EY’s audit report on the Company’s consolidated financial statements as of and for the years ended April 29, 2023 and April 27, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended April 29, 2023 and April 27, 2024, and through the date EY declined to stand for reappointment, there were no (a) disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter thereof in connection with its reports for such periods; or (b) reportable events as described under Item 304(a)(1)(v) of Regulation S-K.
On July 17, 2024, the Audit Committee approved the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ended May 3, 2025, which appointment was ratified by the Company’s stockholders.
On August 7, 2026, the Audit Committee approved the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending May 1, 2027.
We expect that a representative of BDO will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS CONSIDERS BDO TO BE WELL QUALIFIED AND
UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION.

AUDIT RELATED MATTERS
Principal Accountant Fees and Services
The following table sets forth the aggregate fees paid to BDO during Fiscal 2026 and Fiscal 2025:

	Fiscal 2026	Fiscal 2025
Audit Fees(1)	$2,868,498	$1,678,671
Audit-Related Fees(2)	—	—
Tax Fees(3)	$29,726	$16,712
All Other Fees(4)	—	—
Total	$2,898,224	$1,695,383

(1)
Audit Fees consist of (a) $1,555,842 for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years, (b) $1,303,456 for incremental audit services relating to our internal investigation and financial restatement, and (c) $9,200 for statutory audit services with respect to our subsidiary in India.

(2)	The Company did not incur any audit-related fees from BDO during Fiscal 2025 and Fiscal 2026.
(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All Other Fees consist of permitted services other than those that meet the criteria above. The Company did not incur any such fees from BDO during Fiscal 2025 and Fiscal 2026.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm
In accordance with the Company’s Audit Committee charter, the Audit Committee pre-approves all audit, audit-related, tax and all permissible non-audit services provided by our independent registered public accounting firm, based on policies and procedures developed by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by our independent registered public accounting firm.
Audit Committee Report
The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements.
With regard to the fiscal year ended May 2, 2026, the Audit Committee (a) reviewed and discussed with management our audited consolidated financial statements as of May 2, 2026, and for the year then ended; (b) discussed with BDO, the Company’s independent auditors for Fiscal 2026, the matters required by Public Company Accounting Oversight Board (“PCAOB”) AS Section 1301, Communications with Audit Committees; (c) received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee regarding independence; and (d) discussed with BDO their independence.
Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 2, 2026, for filing with the Securities and Exchange Commission.
Audit Committee
Sean Vijay Madnani (Chair)
Kathryn Eberle Walker
Denise Warren

PROPOSAL FIVE: AUTHORIZATION TO ADJOURN THE ANNUAL MEETING
In this proposal, we are asking our stockholders to authorize the holders of any proxy solicited by our Board, and each of them individually, to vote to adjourn the Annual Meeting to another time and place, if necessary, to enable our Board to solicit additional proxies in favor of the other proposals in this Proxy Statement, in the event there are not sufficient votes to approve those proposals. If our stockholders approve this proposal to adjourn the Annual Meeting, we could adjourn, postpone or continue the Annual Meeting and any adjourned session of the Annual Meeting to use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted against any of the other proposals. Among other things, approval of this proposal to adjourn the Annual Meeting could mean that, even if we had received proxies representing a sufficient number of votes to defeat one or more of the other proposals, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.
If it is necessary or appropriate to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, if the time and place to which the Annual Meeting is adjourned is announced at the Annual Meeting, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE AUTHORIZATION TO ADJOURN THE ANNUAL MEETING AS SET FORTH IN THIS PROPOSAL.

OTHER MATTERS
Other Matters Brought Before the Annual Meeting
As of the date of this Proxy Statement, the Company does not intend to present any business for action at the Annual Meeting other than as described in this Proxy Statement, and the Company has not been notified of any stockholder proposals intended to be raised at the Annual Meeting.
Proxy Solicitation
Proxies are being solicited by our Board of Directors through the mail, in person, by telephone, email, the Internet or other electronic means. The Company will pay all solicitation expenses in connection with this Proxy Statement and related proxy soliciting material of the Board of Directors, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Board of Directors’ solicitation of proxies.
The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons for their expenses in connection with the foregoing activities.
Financial and Other Information
The Company’s Annual Report for Fiscal 2026, including financial statements, is being made available to stockholders together with this Proxy Statement.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials, and, if applicable, our proxy materials, to those stockholders, unless contrary instructions have been received from the affected stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a copy of the Notice of Internet Availability of Proxy Materials, and, if applicable, our proxy materials, or if you are receiving multiple copies and wish to receive only one, please notify your broker or us. You can notify us by sending a written request to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932, or by calling 908-991-2665. Upon written or oral request to receive separate copies of the Notice of Internet Availability of Proxy Materials, and, if applicable, our proxy materials, we will deliver them promptly to you at your shared address. Street name stockholders may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Stockholder Proposals
Assuming a distribution date of August 12, 2026, stockholder proposals submitted for inclusion in our proxy materials for the 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Corporate Secretary, at Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932, no later than April 14, 2027; provided, however, that if the date of the 2027 annual meeting of stockholders is changed by more than 30 calendar days from the date of the Annual Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials.
In addition, the Company’s Bylaws require that any eligible stockholder wishing to make a nomination for director, or wishing to introduce any business, at our 2027 annual meeting of stockholders must give the Company advance notice in accordance with the Company’s Bylaws. To be timely, the Company must receive such notice for its 2027 annual meeting of stockholders at its offices mentioned above no earlier than May 27, 2027 and no later than June 26, 2027. Notwithstanding the foregoing, stockholders shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth therein. Our Bylaws have been publicly filed with the SEC.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2027 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than July 26, 2027. If the date of the 2027 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2027 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2027 annual meeting is first made.
The delivery of this Proxy Statement after the date of this Proxy Statement shall, under no circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Proxy Statement. Other than the Company, no person has been authorized by the Board of Directors to give you any information or to make any representations in connection with the solicitation of proxies by the Board of Directors, and if any such information is given or any such representations are made, they must not be relied upon as having been authorized by the Board of Directors.
Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions outlined in this Proxy Statement and in the Notice of Internet Availability, or (b) if you requested to receive printed proxy materials, by mailing an executed proxy card.

By Order of the Board of Directors

William C. Martin, Chairman of the Board of Directors

August 12, 2026

APPENDIX A
AMENDMENT
TO THE
BARNES & NOBLE EDUCATION, INC.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN
WHEREAS, Barnes & Noble Education, Inc. (the “Company”) established its Amended and Restated Equity Incentive Plan (the “Plan”) to attract, retain and provide incentives to key management employees, directors, and advisors of the Company and its affiliates, and to align the interests of such persons with those of the Company’s stockholders;
WHEREAS, there are currently 2,179,093 shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”), authorized for issuance under the Plan;
WHEREAS, the Company desires to amend the Plan to increase the amount of Common Stock authorized for issuance under the Plan by an additional 500,000 Shares (the “Amendment”); and
WHEREAS, Article XI of the Plan permits the Company’s Board to alter or amend the Plan or any part thereof from time to time, subject to approval by the Company’s stockholders, as applicable.
NOW THEREFORE, the Plan is hereby amended as set forth below:
1.	Section 3.1(a) of the Plan is hereby amended in its entirety and replaced as follows:
3.1.	Number of Shares. (a) Subject to adjustment as provided in Section 11.2, a total of 2,679,093 Shares shall be authorized for grant under the Plan (the “Plan Share Limitation”).
2.	In all other respects, the provisions of the Plan shall remain in full force and effect.
3.	Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Plan.
A-1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on September 23, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting – Go to **www.virtualshareholdermeeting.com/BNED2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on September 23, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02651-P56158 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BARNES & NOBLE EDUCATION, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR ALL THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5.

Nominees:	For	Against	Abstain
1a. William C. Martin	☐	☐	☐
1b. Emily S. Hoffman	☐	☐	☐
1c. Sean Vijay Madnani	☐	☐	☐
1d. Eric B. Singer	☐	☐	☐
1e. Kathryn ("Kate") Eberle Walker	☐	☐	☐
1f. Denise Warren	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 24, 2026:
The Notice, Annual Report and Proxy Statement are available at www.proxyvote.com.

T02652-P56158

BARNES & NOBLE EDUCATION, INC.
Annual Meeting of Stockholders
September 24, 2026 10:00 AM ET
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) William C. Martin, Jonathan Shar, and Christopher Neumann, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BARNES & NOBLE EDUCATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on September 24, 2026, virtually at www.virtualshareholdermeeting.com/BNED2026, and any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote FOR all the nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are each individually authorized to vote upon and transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side